Exhibit 10.45

AIA® Document A141™ – 2004

Standard Form of Agreement Between Owner and Design-Builder

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located

AGREEMENT made as of 20th day of November in the year of 2006

(In words, indicate day, month and year)

BETWEEN the Owner:

(Name, address and other information)

The Children’s Place Services Company, LLC
915 Secaucus Road
Secaucus, NJ 07094

and the Design-Builder:

(Name, address and other information)

Clayco, Inc.

2199 Innerbelt Business Center Drive

St. Louis, MO 63114

For the following Project:

(Name, location and detailed description)

The design and construction of a distribution center consisting of approximately 670,520 square feet, along with an attached office of approximately 19,650 square feet, located at 1377 Airport Road, Ft. Payne, Alabama 35968.

The Owner and Design-Builder agree as follows.

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

1

TABLE OF ARTICLES

1	THE DESIGN-BUILD DOCUMENTS

2	WORK OF THIS AGREEMENT

3	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4	CONTRACT SUM

5	PAYMENTS

6	DISPUTE RESOLUTION

7	MISCELLANEOUS PROVISIONS

8	ENUMERATION OF THE DESIGN-BUILD DOCUMENTS

TABLE OF EXHIBITS

A	TERMS AND CONDITIONS

B	DETERMINATION OF THE COST OF THE WORK

C	INSURANCE AND BONDS

ARTICLE 1 THE DESIGN-BUILD DOCUMENTS

§ 1.1 The Design-Build Documents form the Design-Build Contract. The Design-Build Documents consist of this specifically modified Agreement between Owner and Design-Builder (hereinafter, the “Agreement”) and its attached Exhibits; Supplementary and other Conditions; Addenda issued prior to execution of the Agreement; the Outline Specifications (12-18-06), including changes to the Outline Specifications (12-18-06) proposed in writing by the Design-Builder and accepted in writing by the Owner, if any; the Design-Builder’s Proposal (Exhibits D-Control Budget & E-Outline Specifications dated 12-18-06) and written modifications to the Proposal accepted in writing by the Owner, if any; other documents listed in this Agreement; and Modifications issued after execution of this Agreement. The Design-Build Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Owner, (2) between the Owner and a Contractor or Subcontractor, or (3) between any persons or entities other than the Owner and Design-Builder, including but not limited to any consultant retained by the Owner to prepare or review the Project Criteria. An enumeration of the Design-Build Documents, other than Modifications, appears in Article 8.

§ 1.2 The Design-Build Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral.

§ 1.3 The Design-Build Contract may be amended or modified only by a Modification. A Modification is (1) a written amendment to the Design-Build Contract signed by both parties, or (2) a Change Order.

ARTICLE 2 THE WORK OF THE DESIGN-BUILD CONTRACT

§ 2.1 The Design-Builder shall fully execute the Work described in the Design-Build Documents, except to the extent specifically indicated in the Design-Build Documents to be the responsibility of others.

ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice issued by the Owner.

(Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

Date of commencement shall be October 2, 2006.

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

2

If, prior to the commencement of Work, the Owner requires time to file mortgages, documents related to mechanic’s liens and other security interests, the Owner’s time requirement shall be as follows:
(Insert Owner’s time requirements.)

N/A

§ 3.2 The Contract Time shall be measured from the date of commencement, subject to adjustments of this Contract Time as provided in the Design-Build Documents.

(Paragraphs deleted)

§ 3.3 The Design-Builder shall achieve Substantial Completion of the Work not later than

(Paragraphs deleted)

July 6, 2007, subject to extensions for any delays as authorized by the Contract Documents, such completion date as extended and adjusted being referred to herein as the “Substantial Completion Date.” Owner requires early occupancy of the building (Column lines 3 thru 27 and A thru F) on March 1, 2007, for the purpose of beginning erection of mezzanine and conveyor systems. Design-builder will use its best efforts to complete the referenced areas by March 8, 2007 within the confines of the Agreement. This area will not be Substantially Complete at time of mobilization by others and Work in this area by the Design-Builder will still be in progress.

(Table deleted)

ARTICLE 4 CONTRACT SUM

§ 4.1 The Owner shall pay the Design-Builder the Contract Sum in current funds for the Design-Builder’s performance of the Design-Build Contract. The Contract Sum shall be one of the following:

(Check the appropriate box.)

☐            Stipulated Sum in accordance with Section 4.2 below;

☐            Cost of the Work Plus Design-Builder’s Fee in accordance with Section 4.3 below;

☒          Cost of the Work Plus Design-Builder’s Fee with a Guaranteed Maximum Price in accordance with Section 4.4 below.

(Based on the selection above, complete either Section 4.2, 4.3 or 4.4 below.)

(Paragraphs deleted)
(Table deleted)
(Paragraphs deleted)
(Table deleted)
(Paragraphs deleted)

§ 4.4 COST OF THE WORK PLUS DESIGN-BUILDER’S FEE WITH A GUARANTEED MAXIMUM PRICE

§ 4.4.1 The Cost of the Work is as defined in Exhibit B, plus the Design-Builder’s Fee.

§ 4.4.2 The Design-Builder’s Fee is: 5.25 % of the Cost of the Work.

(State a lump sum, percentage of Cost of the Work or other provision for determining the Design-Builder’s Fee and the method of adjustment to the Fee for changes in the Work.)

The “Design-Builder’s Fee” is subject to an increase of 5.25% of the cost of work increases on all Change Orders, as defined in Section 4.5.3 below or as otherwise authorized by the Contract Documents, increasing the Cost of the Work, and subject to a decrease of 4%) on all Change Orders decreasing the Cost of the Work.

§ 4.4.3 GUARANTEED MAXIMUM PRICE

§ 4.4.3.1 The sum of the Cost of the Work and the Design-Builder’s Fee is guaranteed by the Design-Builder not to exceed Thirty One Million, Nine Hundred Eighty-Nine Thousand, Nine Hundred Seventy-Nine Dollars $ 31,989,979, in accordance with Exhibit D-Control Budget, subject to additions and deductions by Change Orders

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

3

as provided in the Design-Build Documents. Such maximum sum is referred to in the Design-Build Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Design-Builder without reimbursement by the Owner.

(Insert specific provisions if the Design-Builder is to participate in any savings.)

If, upon Final Completion, the Guaranteed Maximum Price exceeds the actual Cost of the Work plus the Design-Builder’s Fee, then the amount of such excess shall be referred to herein as the “Savings,” with the Savings to be split with 30 percent of the Savings to accrue to the benefit of Design-Builder and 70 percent of the Savings to accrue to the benefit of the Owner.

§ 4.4.3.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Design-Build Documents and are hereby accepted by the Owner:

Exhibit E: Outline Specifications dated December 18, 2006 (“Outline Specs”), attached hereto (consisting of Twenty-Four (24) pages).

§ 4.4.3.3 Unit Prices, if any, are as follows:

(Row deleted)

§ 4.4.3.4 Allowances, if any, are as follows:

(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

See Clarifications Exhibit (“F”), dated December 18, 2006.

(Row deleted)

§ 4.4.3.5 Assumptions, if any, on which the Guaranteed Maximum Price is based, are as follows:

(Identify the assumptions on which the Guaranteed Maximum Price is based.)

See Outline Specs Exhibit (“E”).

§4.5 CHANGES IN THE WORK

§4.5.1 Adjustments of the Contract Sum on account of changes in the Work shall be determined in accordance with Section 4.5.3, and as otherwise expressly provided for in the Design-Build Documents.

§ 4.5.2 Where the Contract Sum is the Cost of the Work plus Design-Builder’s Fee, with or without a Guaranteed Maximum Price, and if the extent of such changes is such, in the aggregate, that application of the adjustment will cause substantial inequity to the Owner or Design-Builder, the Design-Builder’s Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Contract Sum shall be adjusted accordingly.

§ 4.5.3 If (a) the Owner requests a change in the Work, (b) the Design-Builder requests a change in the Work, or (c) the Design-Builder otherwise is entitled to a Change Order as provided in the Design-Build Documents, then the Design-Builder shall have the right to submit to the Owner a written change order request (a “COR”), which shall set forth such change to the Design-Build Documents as the Design-Builder shall desire or deem appropriate. Such COR shall be in writing and shall set forth the Design-Builder’s determination of the appropriate changes, if any, to (as may be applicable) (i) the Cost of the Work, (ii) the Design-Builder’s Fee, (iii) the Guaranteed Maximum Price, (iv) the Contract Sum, (v) the schedule of values, (vi) the Substantial Completion Date, or (vii) any other provisions of the Design-Build Documents. Each COR shall constitute an offer by the Design-Builder to amend the Design-Build Documents. If the Owner accepts such offer in writing and without revision, then such offer and acceptance, together, shall constitute a “Change Order” which shall operate to amend the Design-Build Documents. If the Owner accepts such offer subject to revisions not previously agreed to by the Design-Builder in writing, then such “acceptance” shall constitute a counteroffer by the Owner to the Design-Builder which the Design-Builder may either accept in writing or reject. If the Design-Builder accepts such counteroffer in writing, the same shall

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

4

constitute a Change Order. The Design-Builder shall have no obligation to perform any changes in the Work except pursuant to a Change Order made as provided herein. If (i) the Design-Builder makes changes in the Work approved or requested in writing by the Owner and such changes are not made pursuant to a Change Order as described above, or (ii) the Design-Builder otherwise is entitled to a Change Order as provided in the Design-Build Documents, then the Design-Builder shall be entitled to a Change Order based upon the effect of such change on (as may be applicable) the cost and schedule of the Project.

ARTICLE 5  PAYMENTS

§ 5.1 PROGRESS PAYMENTS

§ 5.1.1 Based upon Applications for Payment submitted to the Owner by the Design-Builder, the Owner shall make progress payments on account of the Contract Sum to the Design-Builder as provided below and elsewhere in the Design-Build Documents.

§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§ 5.1.3 Provided that an Application for Payment is received by the Owner not later than the first (1st) day of a month, the Owner shall make payment to the Design-Builder not later than the twentieth (20th) day of the same month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than twenty (20) days after the Owner receives the Application for Payment § 5.1.4 With each Application for Payment where the Contract Sum is based upon the Cost of the Work, or the Cost of the Work with a Guaranteed Maximum Price, the Design-Builder shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Design-Builder on account of the Cost of the Work equal or exceed (1) progress payments already received by the Design-Builder, less (2) that portion of those payments attributable to the Design-Builder’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.

(Paragraphs deleted)

§ 5.1.5 With each Application for Payment where the Contract Sum is based upon a Stipulated Sum or Cost of the Work with a Guaranteed Maximum Price, the Design-Builder shall submit the most recent schedule of values in accordance with the Design-Build Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. Compensation for design services shall be shown separately. Where the Contract Sum is based on the Cost of the Work with a Guaranteed Maximum Price, the Design-Builder’s Fee shall be shown separately. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule of values, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder’s Applications for Payment.

§ 5.1.6 In taking action on the Design-Builder’s Applications for Payment, the Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Design-Builder and shall not be deemed to have made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Sections 5.1.4 or 5.1.5, or other supporting data; to have made exhaustive or continuous on-site inspections; or to have made examinations to ascertain how or for what purposes the Design-Builder has used amounts previously paid on account of the Agreement. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s accountants acting in the sole interest of the Owner.

§ 5.1.7 Except with the Owner’s prior approval, the Design-Builder shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

(Paragraphs deleted)

§ 5.4 PROGRESS PAYMENTS - COST OF THE WORK PLUS A FEE WITH A GUARANTED MAXIMUM PRICE

§ 5.4.1 Applications for Payment where the Contract Sum is based upon the Cost of the Work Plus a Fee with a Guaranteed Maximum Price shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

5

dividing (a) the expense that has actually been incurred by the Design-Builder on account of that portion of the Work for which the Design-Builder has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 5.4.2 Subject to other provisions of the Design-Build Documents, the amount of each progress payment shall be computed as follows:

.1                         Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included;

.2                         Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3                         Add the Design-Builder’s Fee, less retainage of five (5%). The Design-Builder’s Fee shall be computed upon the Cost of the Work described in the two preceding sections at the rate stated in Section 4.4.2 or, if the Design-Builder’s Fee is stated as a fixed-sum in that section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding sections bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4                         Subtract the aggregate of previous payments made by the Owner;

.5                         Subtract the shortfall, if any, indicated by the Design-Builder in the documentation required by Section 5.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation;

.6                         Subtract amounts, if any, for which the Owner has withheld or nullified an Application for Payment as provided in Section A.9.5 of Exhibit A, Terms and Conditions; and

.7                         Upon Substantial Completion of the Work, any retainage then held by the Owner shall be due and payable to the Design-Builder, provided that such payment may be reduced by 150% for the cost of completing any incomplete Work or for the disputed amount of any unsettled claims.

§ 5.4.3 Except with the Owner’s prior approval, payments for the Work, other than for services provided by design professionals and other consultants retained directly by the Design-Builder, shall be subject to retainage of not less than five (5%). The Owner and Design-Builder shall agree on a mutually acceptable procedure for review and approval of payments and retention for Contractors.

§ 5.5 FINAL PAYMENT

§ 5.5.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Design-Builder no later than 30 days after the Design-Builder has fully performed the Design-Build Contract, including the requirements in Section A.9.10 of Exhibit A, Terms and Conditions, except for the Design-Builder’s responsibility to correct non-conforming Work discovered after final payment or to satisfy other requirements, if any, which extend beyond final payment.

ARTICLE 6  DISPUTE RESOLUTION

§ 6.1 The parties appoint the following individual to serve as a Neutral pursuant to Section A.4.2 of Exhibit A, Terms and Conditions:

(Paragraphs deleted)

N/A

§ 6.2 If the parties do not resolve their dispute through mediation pursuant to Section A.4.3 of Exhibit A, Terms and Conditions, the method of binding dispute resolution shall be the following:

(If the parties do not select a method of binding dispute resolution, then the method of binding dispute resolution shall be by litigation in a court of competent jurisdiction.)

(Check one.)

☒ Arbitration pursuant to Section A.4.4 of Exhibit A, Terms and Conditions

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

6

☐                      Litigation in a court of competent jurisdiction

☐                      Other (Specify)

§ 6.3 ARBITRATION

§ 6.3.1 If Arbitration is selected by the parties as the method of binding dispute resolution, then any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to arbitration as provided in Section A.4.4 of Exhibit A, Terms and Conditions.

ARTICLE 7   MISCELLANEOUS PROVISIONS

§ 7.1 The Architect, other design professionals and consultants engaged by the Design-Builder shall be persons or entities duly licensed to practice their professions in the jurisdiction where the Project is located and are listed as follows:

(Insert name, address, license number, relationship to Design-Builder and other information.)

Name and Address	License Number	Relationship to Design-Builder	Other Information
Forum Studio		Subsidiary
2199 Innerbelt Business
Center Drive
St. Louis, MO 63114

§ 7.2 Consultants, if any, engaged directly by the Owner, their professions and responsibilities are listed below:

(Insert name, address, license number, if applicable, and responsibilities to Owner and other information.)

Name and Address	License Number	Responsibilities to Owner	Other Information
Goodwyn, Mills and		Materials Testing
Cawood, Inc.		Owners
2701 First Ave., South,		Representative
Ste 100
Birmingham, AL 35233

§ 7.3 Separate contractors, if any, engaged directly by the Owner, their trades and responsibilities are listed below:

(Insert name, address, license number, if applicable, responsibilities to Owner and other information.)

Name and Address	License Number	Responsibilities to Owner	Other Information
Dematic Corp.		Conveyor Sub.
6 Powder Horn Drive
Warren, NJ 07059

§ 7.4 The Owner’s Designated Representative is:

(Insert name, address and other information.)

Sal Pepitone
The Children’s Place
915 Secaucus Road
Secaucus, New Jersey 07094

§ 7.4.1 The Owner’s Designated Representative identified above shall be authorized to act on the Owner’s behalf with respect to the Project.

§ 7.5 The Design-Builder’s Designated Representative is:

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

7

(Insert name, address and other information.)

Dave Moses
Clayco, Inc.
2199 Innerbelt Business Center Drive
St. Louis, MO 63114

§ 7.5.1 The Design-Builder’s Designated Representative identified above shall be authorized to act on the Design-Builder’s behalf with respect to the Project.

§ 7.6 Neither the Owner’s nor the Design-Builder’s Designated Representative shall be changed without ten days written notice to the other party.

§ 7.7 Other provisions:

.1      If there is any conflict among the Contract Documents, then the following priority shall be given to the same: first, the provisions of this Agreement (A141) shall govern, second, the provisions of the form of Exhibit A, Terms and Conditions attached hereto shall govern, third, the Outline Specifications shall govern (provided that as to design matters, the Outline Specifications shall govern over A141 and Exhibit A) and fourth, the most recent version of the Drawings approved by Owner and Design-Builder in writing shall govern (provided that as to design matters, the Drawings shall govern over A141 and Exhibit A).

.2      Owner warrants that it holds or will hold, on or before January 26, 2007, fee simple title to the land upon which the Project will be constructed. To the extent that prior to such date Design Builder is entitled to file any liens against Owner with respect to Design Builder’s performance under this Agreement, then Design Builder may file such liens in such other jurisdiction in which Owner conducts business, subject in each instance to Design-Builder’s obligation to promptly remove any such liens upon the later of the date upon which Owner notifies, in writing, Design Builder that it holds title to the Property or Design-Builder has filed replacement liens in the jurisdiction in which the Property is located.

.3      The Owner is committed to providing a safe working environment on the jobsite. In endeavoring to achieve a safe workplace, the Owner requires that the Design-Builder implement a substance abuse policy covering all Design-Builder, Contractor, and Subcontractor employees of any tier throughout the duration of this Project. Design-Builder agrees that such policy shall be in accordance with the Design-Builder’s corporate substance abuse policy; provided that such policy shall meet or exceed the standards set forth by the St. Louis Construction Industry Substance Abuse Consortium and shall be in compliance with applicable law.

.4      The Design-Builder will enter into a direct contractual relationship with the Architect and/or engineers, and/or other design professionals to provide the design of the Project. The Owner acknowledges and agrees that the Design-Builder is not a licensed architect or engineer and is not agreeing to perform services which require such a license in the State in which the Project is located. Such services will be performed by licensed architects, engineers and design-build Contractors under separate agreements, and subject to A.3.2.3, said design professionals shall be solely responsible for the accuracy, adequacy and professional quality of the services provided thereby. The fees and expenses of those design professionals contracted and paid for by the Design-Builder shall be included as part of, as applicable, the Stipulated Sum or the Cost of the Work.

§ 7.7.1 Where reference is made in this Agreement to a provision of another Design-Build Document, the reference refers to that provision as amended or supplemented by other provisions of the Design-Build Documents.

§ 7.7.2 Payments due and unpaid under the Design Build Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Paragraphs deleted)

Three percent (3%) over the “prime rate” as reported in the Wall Street Journal as of the first business day of any applicable month.

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

8

§ 7.7.3 Design-Builder acknowledges that the Owner will (1) disclose the material terms of this Agreement in its reports with the Securities and Exchange Commission and (2) file this Agreement as an exhibit to reports it files with the Securities and Exchange Commission.

ARTICLE 8   ENUMERATION OF THE DESIGN-BUILD DOCUMENTS

§ 8.1 The Design-Build Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

§ 8.1.1 The Agreement is this executed edition of the Standard Form of Agreement Between Owner and Design-Builder, AIA Document Al41-2004, as modified herein.

§ 8.1.2 The Supplementary and other Conditions of the Agreement, if any, are as follows:

(Either list applicable documents below or refer to an exhibit attached to this Agreement.)

N/A

(Table deleted)

§ 8.1.3 The Project Criteria, including changes to the Project Criteria proposed by the Design-Builder, if any, and accepted by the Owner, consist of the following:

(Either list applicable documents and their dates below or refer to an exhibit attached to this Agreement.)

N/A

(Table deleted)

§ 8.1.4 The Design-Builder’s Proposal, consists of the following:

(Paragraphs deleted)

December 18, 2006 Control Budget (Exhibit “D”), and Outline Specifications dated December 18, 2006, (Exhibit “E”).

§ 8.1.5 Amendments to the Design-Builder’s Proposal, if any, are as follows:

(Either list applicable documents below or refer to an exhibit attached to this Agreement.)

N/A

§ 8.1.6 The Addenda, if any, are as follows:

(Either list applicable documents below or refer to an exhibit attached to this Agreement.)

N/A

(Table deleted)

§ 8.1.7 Exhibit A, Terms and Conditions, as modified in the form attached to this Agreement.

(If the parties agree to substitute terms and conditions other than those contained in AIA Document A141-2004, Exhibit A, Terms and Conditions, then identify such terms and conditions and attach to this Agreement as Exhibit A.)

§ 8.1.8

Exhibit B, Determination of the Cost of the Work, if applicable.

(If the parties agree to substitute a method to determine the cost of the Work other than that contained in AIA Document A141-2004, Exhibit B, Determination of the Cost of the Work, then identify such other method to determine the cost of the Work and attach to this Agreement as Exhibit B. If the Contract Sum is a Stipulated Sum, then Exhibit B is not applicable.)

§ 8.1.9 Exhibit C, Insurance and Bonds, if applicable, as modified in the form attached to this Agreement.

(Complete AIA Document A141-2004, Exhibit C, Insurance and Bonds or indicate “not applicable.”)

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

9

§ 8.1.10 Other documents, if any, forming part of the Design-Build Documents are as follows:
(Either list applicable documents below or refer to an exhibit attached to this Agreement.)

Control Budget Dated December 18, 2006, (Exhibit “D”)
Outline Specifications Dated December 18, 2006., (Exhibit “E”)
Clarifications Dated December 18, 2006, (Exhibit “F”)
Exclusions Dated December 18, 2006, (Exhibit “G”)
Contract Document List, Dated January 7, 2007 (Exhibit “H”)
Project Schedule, Dated December 18, 2006 (Exhibit “I”)
Owner’s Builders Risk Certificate of Insurance (Exhibit “J”)
Schedule of Values, December 18, 2006 (Exhibit “K”)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Design-Builder and one to the Owner.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

NOTICE TO OWNER:

FAILURE OF THIS CONTRACTOR TO PAY THOSE PERSONS SUPPLYING MATERIAL OR SERVICES TO COMPLETE THIS CONTRACT CAN RESULT IN THE FILING OF A MECHANIC’S LIEN ON THE PROPERTY WHICH IS THE SUBJECT OF THIS CONTRACT. TO AVOID THIS RESULT YOU MAY ASK THIS CONTRACTOR FOR “LIEN WAIVERS” FROM ALL PERSONS SUPPLYING MATERIAL OR SERVICES FOR THE WORK DESCRIBED IN THIS CONTRACT. FAILURE TO SECURE LIEN WAIVERS MAY RESULT IN YOUR PAYING FOR LABOR AND MATERIAL TWICE.

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

10

THE CHILDREN’S SERVICE COMPANY, LLC	CLAYCO, INC.

/s/ Ezra Dabah 1-18-07	/s/ C. David Moses
OWNER (Signature)	DESIGN-BUILDER (Signature)

Ezra Dabah	C. David Moses
Chief Executive Officer	Exec. Vice President
(Printed name and title)	(Printed name and title)

/s/ Susan Riley 1-18-07
OWNER (Signature)

Susan Riley
Chief Financial Officer
(Printed name and title)

Init. /

AIA Document A141™ – 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:35:47 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                            (601717344)

11

 AIA® Document A141™ – 2004 Exhibit A

Terms and Conditions

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

for the following PROJECT:
(Name and location or address)

The design and construction of a distribution center consisting of approximately 670,520 square feet, along with an attached office of approximately 19,650 square feet, located at 1377 Airport Road, Ft. Payne, Alabama 35968.

THE OWNER:
(Name and location)

The Children’s Place Services Company, LLC
915 Secaucus Road
Secaucus, NJ 07094

THE DESIGN-BUILDER:
(Name and location)

Clayco, Inc.
2199 Innerbelt Business Center Drive
St. Louis, MO 63114

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

TABLE OF ARTICLES

A.1	GENERAL PROVISIONS

A.2	OWNER

A.3	DESIGN-BUILDER

A.4	DISPUTE RESOLUTION

A.5	AWARD OF CONTRACTS

A.6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

A.7	CHANGES IN THE WORK

A.8	TIME

A.9	PAYMENTS AND COMPLETION

A.10	PROTECTION OF PERSONS AND PROPERTY

A.11	INSURANCE AND BONDS

A.12	UNCOVERING AND CORRECTION OF WORK

A.13	MISCELLANEOUS PROVISIONS

A.14	TERMINATION OR SUSPENSION OF THE DESIGN-BUILD CONTRACT

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

ARTICLE A.1   GENERAL PROVISIONS

§ A.1.1 BASIC DEFINITIONS

§ A.1.1.1 THE DESIGN-BUILD DOCUMENTS

The Design-Build Documents are identified in Section 1.1 of the Agreement.

(Paragraphs deleted)

§ A.1.1.3 ARCHITECT

The Architect is the person or persons lawfully licensed to practice architecture in Alabama or an entity lawfully practicing architecture in Alabama identified as such in the Agreement and having a direct contract with the Design-Builder to perform design services for all or a portion of the Work, and is referred to throughout the Design-Build Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.

§ A.1.1.4 CONTRACTOR

A Contractor is a person or entity, other than the Architect, lawfully licensed in the State of Alabama, that has a direct contract with the Design-Builder to perform all or a portion of the construction required in connection with the Work. The term “Contractor” is referred to throughout the Design-Build Documents as if singular in number and means a Contractor or an authorized representative of the Contractor. The term “Contractor” does not include a separate contractor, as defined in Section A.6.1.2, or subcontractors of a separate contractor.

§ A.1.1.5 SUBCONTRACTOR

A Subcontractor is a person or entity who has a direct contract with a Contractor to perform a portion of the construction required in connection with the Work at the site. The term “Subcontractor” is referred to throughout the Design-Build Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor.

§ A.1.1.6 THE WORK

The term “Work” means the design, construction and services required by the Design-Build Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Design-Builder to fulfill the Design-Builder’s obligations. The Work may constitute the whole or a part of the Project.

§ A.1.1.7 THE PROJECT

The Project is the total design and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and which may include design and construction by the Owner or by separate contractors.

(Paragraphs deleted)

§ A.1.2 COMPLIANCE WITH APPLICABLE LAWS

§ A. 1.2.1 If the Design-Builder believes that implementation of any instruction received from the Owner would cause a violation of any applicable law, statute, ordinance, building code, rule or regulation, the Design-Builder shall notify the Owner in writing. Neither the Design-Builder nor any Contractor or Architect shall be obligated to perform any act which they believe will violate any applicable law, ordinance, rule or regulation.

§ A.1.2.2 The Design-Builder shall be entitled to rely on the completeness and accuracy of the information contained in the Outline Specifications, but not that such information complies with applicable laws, regulations and codes, which shall be the obligation of the Architect to determine. In the event that a specific requirement of the Outline Specifications conflicts with applicable laws, regulations and codes, the Design-Builder shall furnish Work which complies with such laws, regulations and codes. In such case, the Owner shall issue a Change Order to the Design-Builder unless the Design-Builder actually recognized or should reasonably have knowledge of such non-compliance prior to execution of this Agreement and failed to notify the Owner.

§ A.1.3 CAPITALIZATION

§ A.1.3.1 Terms capitalized in these Terms and Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to sections in the document, or (3) the titles of other documents published by the American Institute of Architects.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§A.1.4 INTERPRETATION

§ A.1.4.1 In the interest of brevity, the Design-Build Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ A.1.4.2 Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design-Build Documents in accordance with such recognized meanings.

§ A.1.5 EXECUTION OF THE DESIGN-BUILD DOCUMENTS

§ A.1.5.1 The Design-Build Documents shall be signed by the Owner and Design-Builder.

§ A.1.5.2 Execution of the Design-Build Contract by the Design-Builder is a representation that the Design-Builder has visited the site, become generally familiar with local conditions under which the Work is to be performed, correlated personal observations with requirements of the Design-Build Documents and has no knowledge that the site conditions would have any material adverse consequences for implementation of the Work..

§ A.1.6 OWNERSHIP AND USE OF DOCUMENTS AND ELECTRONIC DATA

§ A.1.6.1 Drawings, specifications, and other documents including those in electronic form, prepared by the Architect and furnished by the Design-Builder are Instruments of Service. The Design-Builder, Design-Builder’s Architect and other providers of professional services individually shall retain all common law, statutory and other reserved rights, including copyright in those Instruments of Services furnished by them. Drawings, specifications, and other documents and materials and electronic data are furnished for use solely with respect to this Project.

§ A.1.6.2 Drawings, specifications and other documents and electronic data shall not be used by the Owner or others on other projects, additions to this Project or, subject to the provisions of Sections A,.2.5.1 and 14.2.2, for the completion of this Project by others, except by agreement in writing and with appropriate compensation to the Design-Builder. If the Owner proceeds to construct other projects, additions to this Project or for the completion of this Project by others through its employees, agents or third parties, then the use of the Instruments of Service are at the Owner’s sole risk without liability or legal exposure to either the Design-Builder, provided however that Design-Builder shall continue to be responsible for Work completed or performed by Design-Builder utilizing the Instruments of Service, Architect or other providers of professional services. The Owner hereby agrees to defend, indemnify and hold harmless the Design-Builder, Architect and other providers of professional services from any and all claims, damages, liabilities, losses and expenses, including attorney’s fees, arising out of or resulting from the use of the Instruments of Service, with respect to any additions to this Project, completion of this Project or other projects, provided, however, that such indemnification shall not apply to Work completed or performed by Design-Builder utilizing the Instruments of Service.

§ A.1.6.3 Prior to any electronic exchange by the parties of the Instruments of Service or any other documents or materials to be provided by one party to the other, the Owner and the Design-Builder shall agree in writing on the specific conditions governing the format thereof, including any special limitations or licenses not otherwise provided in the Design-Build Documents.

§ A.1.6.4 [Deliberately Left Blank]

§ A.1.6.5 Submission or distribution of the Design-Builder’s documents to meet official regulatory requirements or for similar purposes in connection with the Project, including, without limitation any disclosures required by applicable state and federal securities laws, is not to be construed as publication in derogation of the rights reserved in Section A.1.6.1.

ARTICLE A.2   OWNER

§ A.2.1 GENERAL

§ A.2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized representative. The Owner shall designate in writing a representative who shall have express authority to bind the

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

Owner with respect to all matters requiring the Owner’s approval or authorization. The Owner shall render decisions in a timely manner and in accordance with the Design-Builder’s schedule submitted to the Owner.

§ A.2.1.2 The Owner shall furnish to the Design-Builder within 15 days after receipt of a written request information necessary and relevant for the Design-Builder to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

§ A.2.1.3 Owner warrants that it holds or will hold, on or before January 26, 2007, fee simple title to the land upon which the Project will be constructed. To the extent that prior to such date Design Builder is entitled to file any liens against Owner with respect to Design Builder’s performance under this Agreement, then Design Builder may file such liens in such other jurisdiction in which Owner conducts business, subject in each instance to Design Builder’s obligation to promptly remove any such liens upon the later of the date upon which Owner notifies, in writing, Design Builder that it holds title to the Property or Design Builder has filed replacement liens in the jurisdiction in which the Property is located.

§ A.2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

§ A.2.2.1 Information or services required of the Owner by the Design-Build Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Design-Builder’s performance of the Work under the Owner’s control shall be furnished by the Owner after receipt from the Design-Builder of a written request for such information or services.

§ A.2.2.2 The Owner shall be responsible to provide surveys describing physical characteristics, legal limitations, and utility locations for the site of this Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements, and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restriction, boundaries, and contours of the site; locations, dimensions, and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark. The Design-Builder shall be entitled to rely on the accuracy of information furnished by the Owner, unless contradicted by Design-Builder’s personal observations in accordance with Section A.1.5.2, but shall exercise proper precautions relating to the safe performance of the Work.

§ A.2.2.3 The Owner shall provide, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving structural or mechanical systems, chemical, air and water pollution, hazardous materials, geotechnical conditions, or other environmental, subsurface or concealed conditions. The Owner shall disclose all information known to the Owner regarding the presence of hazardous materials, pollutants or contaminants at the Project site.

§ A.2.2.4 The Owner may obtain independent review of the Design-Builder’s design, construction and other documents by a separate architect, engineer, and contractor or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner’s expense in a timely manner and shall not delay the orderly progress of the Work.

§ A.2.2.5 The Owner shall cooperate with the Design-Builder in securing building and other permits, licenses and inspections. The Owner shall be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is the responsibility of the Design-Builder under the Design-Build Documents.

§ A.2.2.6 The services, information, surveys and reports required to be provided by the Owner under Section A.2.2, shall be furnished at the Owner’s expense, and the Design-Builder shall be entitled to rely upon the accuracy and completeness thereof, unless contradicted by Design-Builder’s personal observations in accordance with Section A.1.5.2. except as otherwise specifically provided in the Design-Build Documents or to the extent the Owner advises the Design-Builder to the contrary in writing.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.2.2.7 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or non-conformity with the Design-Build Documents, the Owner shall give prompt written notice thereof to the Design-Builder.

§ A.2.2.8 The Owner shall, at the request of the Design-Builder, prior to execution of the Design-Build Contract and promptly upon request thereafter, furnish to the Design-Builder reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Design-Build Documents. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Design-Builder.

§ A.2.2.9 The Owner shall communicate through the Design-Builder with persons or entities employed or retained by the Design-Builder, unless otherwise directed by the Design-Builder.

§ A.2.2.10 The Owner shall furnish the services of geotechnical engineers or other consultants, if not required by the Design-Build Documents to be provided by the Design-Builder, for subsoil, air and water conditions when such services are deemed reasonably necessary by the Design-Builder to properly carry out the design services provided by the Design-Builder and the Design-Builder’s Architect. Such services may include, but are not limited to, test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations. The Design-Builder will contract for testing services as they pertain to Glass and Glazing only. All other material and soils testing to be contracted by the Owner. The Design-Builder will contract with an independent soils engineer for further evaluation of the initial geotechnical report by EGC dated July 21, 2006, with supplemental borings dated August 11, 2006, and Revised Geotechnical Report dated, August 22, 2006, and any recommendations for changes on the behalf of the Owner and the project.

§ A.2.2.11 The Owner shall promptly obtain easements, zoning variances, and legal authorizations regarding site utilization where essential to the execution of the Owner’s program.

§ A.2.3 OWNER REVIEW AND INSPECTION

§ A.2.3.1 The Owner shall review and approve or take other appropriate action upon the Design-Builder’s submittals, including but not limited to design and construction documents, required by the Design-Build Documents, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Design-Build Documents. The Owner’s action shall be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Design-Builder or separate contractors. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Design-Builder or the Architect as required by the Design-Build Documents.

§ A.2.3.2 Upon review of the design documents, construction documents, or other submittals required by the Design-Build Documents, the Owner shall take one of the following actions:

.1                        Determine that the documents or submittals are in conformance with the Design-Build Documents and approve them. ..

.2                        Determine that the documents or submittals are in conformance with the Design-Build Documents but request changes in the documents or submittals which shall be implemented by a Change Order.

.3                        Determine that the documents or submittals are not in conformity with the Design-Build Documents and reject them.

.4                        Determine that the documents or submittals are not in conformity with the Design-Build Documents, but accept them by implementing a Change Order.

.5                        Determine that the documents or submittals are not in conformity with the Design-Build Documents, but accept them and request changes in the documents or submittals which shall be implemented by a Change Order.

§ A.2.3.3 The Design-Builder shall submit to the Owner for the Owner’s approval, pursuant to Section A.2.3.1, any proposed change or deviation to previously approved documents or submittals. The Owner shall review each proposed change or deviation to previously approved documents or submittals which the Design-Builder submits to

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

the Owner for the Owner’s approval with reasonable promptness in accordance with Section A.2.3.1 and shall make one of the determinations described in Section A.2.3.2.

§ A.2.3.4 Notwithstanding the Owner’s responsibility under Section A.2.3.2, the Owner’s review and approval of the Design-Builder’s documents or submittals shall not relieve the Design-Builder of responsibility for compliance with the Design-Build Documents unless a) the Design-Builder has notified the Owner in writing of the deviation prior to approval by the Owner or, b) the Owner has approved a Change Order reflecting any deviations from the requirements of the Design-Build Documents.

§ A.2.3.5 The Owner may visit the site to keep informed about the progress and quality of the portion of the Work completed. However, the Owner shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. Visits by the Owner shall not be construed to create an obligation on the part of the Owner to make on-site inspections to check the quantity or quality of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Design-Builder’s rights and responsibilities under the Design-Build Documents, except as provided in Section A.3.3.7.

§ A.2.3.6 The Owner shall not be responsible for the Design-Builder’s failure to perform the Work in accordance with the requirements of the Design-Build Documents. Owner shall not have control over or charge of and will not be responsible for acts or omissions of the Design-Builder, Architect, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder, unless, if after advice from Design-Builder to the contrary, the Owner specifically requests an act or causes an omission by the Design-Builder which leads to a third party claim.

§ A.2.3.7 The Owner may reject Work that does not conform to the Design-Build Documents. Whenever the Owner considers it necessary or advisable, the Owner shall have authority to require inspection or testing of the Work in accordance with Section A. 13.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ A.2.3.8 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner and the Design-Builder agree to in writing.

§ A.2.3.9 The Owner shall promptly conduct inspections to determine the date or dates of Substantial Completion and the date of final completion.

§ A.2.4 OWNER’S RIGHT TO STOP WORK

§ A.2.4.1 If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section A. 12.2 or persistently fails to carry out Work in accordance with the Design-Build Documents, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Design-Builder or any other person or entity, except to the extent required by Section A.6.1.3. A work stoppage pursuant to this Section A.2.4.1 shall not result in any extension of the Substantial Completion Date.

§ A.2.5 OWNER’S RIGHT TO CARRY OUT THE WORK

§ A.2.5.1 If the Design-Builder defaults or neglects to carry out the Work in accordance with the Design-Build Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Design-Builder a second written notice to correct such deficiencies within a three-day period. If the Design-Builder within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case, an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design-Builder the reasonable cost of correcting such deficiencies. If payments then or thereafter due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall pay the difference to the Owner.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

ARTICLE A.3  DESIGN-BUILDER

§ A.3.1 GENERAL

§ A.3.1.1 The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The Design-Builder is an entity legally permitted to do business as a design-builder in the location where the Project is located and is lawfully licensed in such location for any services actually performed by Design-Builder at such location. The term “Design-Builder” means the Design-Builder or the Design-Builder’s authorized representative. The Design-Builder’s representative is authorized to act on the Design-Builder’s behalf with respect to the Project.

§ A.3.1.2 The Design-Builder shall perform the Work in accordance with the Design-Build Documents.

§ A.3.2 DESIGN SERVICES AND RESPONSIBILITIES

§ A.3.2.1 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through the performance of qualified persons or entities duly licensed to practice their professions. The Owner understands and agrees that the services performed by the Design-Builder’s Architect and the Design-Builder’s other design professionals and consultants are undertaken and performed in the sole interest of and for the exclusive benefit of the Design-Builder.

§ A.3.2.2 The agreements between the Design-Builder and Architect or other design professional identified in the Agreement, and any subsequent Modifications, shall be in writing. These agreements, including services and financial arrangements with respect to this Project, shall be promptly and fully disclosed to the Owner upon the Owner’s written request.

§ A.3.2.3 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder’s employees, Architect, Contractors, Subcontractors and their agents and employees, and other persons or entities, including the Architect and other design professionals, performing any portion of the Design-Builder’s obligations under the Design-Build Documents.

§ A.3.2.4 The Design-Builder shall carefully study and compare the Design-Build Documents, materials and other information provided by the Owner pursuant to Section A.2.2, shall take field measurements of any existing conditions related to the Work, shall observe any conditions at the site affecting the Work, and report promptly to the Owner any errors, inconsistencies or omissions discovered.

§ A.3.2.5 The Design-Builder shall provide to the Owner for Owner’s written approval design documents sufficient to establish the size, quality and character of the Project; its architectural, structural, mechanical and electrical systems; and the materials and such other elements of the Project to the extent required by the Design-Build Documents. Deviations, if any, from the Design-Build Documents shall be disclosed in writing.

§ A.3.2.6 Upon the Owner’s written approval of the design documents submitted by the Design-Builder, the Design-Builder shall provide construction documents for review and written approval by the Owner. The construction documents shall set forth in detail the requirements for construction of the Project. The construction documents shall include drawings and specifications that establish the quality levels of materials and systems required. Deviations, if any, from the Design-Build Documents shall be disclosed in writing. Construction documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work, and shall:

.1        be consistent with the approved design documents;

.2        provide information for the use of those in the building trades; and

.3        include documents customarily required for regulatory agency approvals.

§ A.3.2.7 The Design-Builder shall meet with the Owner periodically to review progress of the design and construction documents and shall also conduct a regularly scheduled weekly conference call with Owner.

§ A.3.2.8 Upon the Owner’s written approval of construction documents, the Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.3.2.9 The Design-Builder shall obtain from each of the Design-Builder’s professionals and furnish to the Owner certifications with respect to the documents and services provided by such professionals (a) that, to the best of their knowledge, information and belief, the documents or services to which such certifications relate (i) are consistent with Exhibit E, except to the extent specifically identified in such certificate, (ii) comply with applicable professional practice standards, and (iii) comply with applicable laws, ordinances, codes, rules and regulations governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in such certifications.

§ A.3.2.10 If the Owner requests the Design-Builder, the Architect or the Design-Builder’s other design professionals to execute certificates other than those required by Section A.3.2.9, the proposed language of such certificates shall be submitted to the Design-Builder, or the Architect and such design professionals through the Design-Builder, for review and negotiation at least 14 days prior to the requested dates of execution. Neither the Design-Builder, the Architect nor such other design professionals shall be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of their respective agreements with the Owner or Design-Builder.

§ A.3.3 CONSTRUCTION

§ A.3.3.1 The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require the Owner’s review of submittals, such as Shop Drawings, Product Data and Samples, until the Owner has approved each submittal.

§ A.3.3.2 The construction Work shall be in accordance with approved submittals, except that the Design-Builder shall not be relieved of responsibility for deviations from requirements of the Design-Build Documents by the Owner’s approval of design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or other submittals unless the Design-Builder has specifically informed the Owner in writing of such deviation at the time of submittal and a Change Order has been issued authorizing the deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or other submittals by the Owner’s approval thereof.

§ A.3.3.3 The Design-Builder shall direct specific attention, in writing or on resubmitted design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Owner on previous submittals. In the absence of such written notice, the Owner’s approval of a resubmission shall not apply to such revisions.

§ A.3.3.4 To the extent that Design-Builder has not provided such design standards to Owner, If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required by the Design-Build Documents, the Owner will specify all performance and design criteria that such services must satisfy. When the Design-Build Documents require that a Contractor provide professional design services or certifications related to systems, materials or equipment, or when the Design-Builder in its discretion provides such design services or certifications through a Contractor, the Design-Builder shall cause professional design services or certifications to be provided by a properly licensed, in Alabama, design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professionals, if prepared by others, shall bear such design professional’s written approval. The Owner shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, and to the extent that Design-Builder has not provided such design criteria to the Owner, the Owner will specify to the Design-Builder all performance and design criteria that such services must satisfy. The Design-Builder shall not be responsible for the adequacy of the performance or design criteria required by the Design-Build Documents.

§ A.3.3.5 The Design-Builder shall be solely responsible for and have control over all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Design-Build Documents, unless the Design-Build Documents give other specific instructions concerning these matters.

§ A.3.3.6 The Design-Builder shall keep the Owner informed of the progress and quality of the Work.

§ A.3.3.7 The Design-Builder shall be responsible for the supervision and direction of the Work, using the Design-Builder’s best skill and attention. If the Design-Build Documents give specific instructions concerning construction

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

means, methods, techniques, sequences or procedures, the Design-Builder shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Design-Builder determines that such means, methods, techniques, sequences or procedures may not be safe, the Design-Builder shall give timely written notice to the Owner and shall not proceed with that portion of the Work without further written instructions from the Owner. If the Design-Builder is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Design-Builder, the Owner shall be solely responsible for any resulting loss or damage.

§ A.3.3.8 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ A.3.4 LABOR AND MATERIALS

§ A.3.4.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ A.3.4.2 When a material is specified in the Design-Build Documents, the Design-Builder may make substitutions only with the consent of the Owner and, if appropriate, in accordance with a Change Order.

§ A.3.4.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder’s employees and other persons carrying out the Design-Build Contract. The Design-Builder shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

§ A.3.5 WARRANTY

§ A.3.5.1 The Design-Builder warrants to the Owner that materials and equipment furnished under the Design-Build Documents will be of good quality and new unless otherwise required or permitted by the Design-Build Documents, that the Work will be free from defects not inherent in the quality required or permitted by law or otherwise, and that the Work will conform to the requirements of the Design-Build Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Design-Builder’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Design-Builder, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment. All applicable warranties related to the Work, whether pursuant to this Section, the other provisions of the Design-Build Documents or applicable law, shall commence as of the date of Substantial Completion of the Work, and shall terminate and expire one (1) year after Substantial Completion of the Work, except for third party warranties expressly provided in the Design-Build Documents or any other written warranty given to Owner at the end of the Project. THE DESIGN-BUILDER HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY WARRANTED HEREIN. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF. All Contractor’s, Subcontractor’s and manufacturer’s warranties shall be deemed furnished and assigned to the Owner pursuant to the Design-Build Documents without further action by the Design-Builder upon Final Payment by the Owner as required under the Design-Build Documents.

§ A.3.6 TAXES

§ A.3.6.1 The Design-Builder shall pay all sales, consumer, use and similar taxes for the Work provided by the Design-Builder which had been legally enacted on the date of the Agreement, whether or not yet effective or merely scheduled to go into effect, provided, however, that Design-Builder and Subcontractors will coordinate with Owner to ensure the sales tax abatement granted to the Owner by the State of Alabama is fully and completely utilized (including the filing of applications for sales tax refunds for sales taxes paid by Owner prior to the date hereof) in all applicable instances arising within the context of this Agreement.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.3.7 PERMITS, FEES AND NOTICES

§ A.3.7.1 The Design-Builder shall secure building and other permits, licenses and inspections necessary for the proper execution and completion of the Work which are customarily secured after execution of the Design-Build Contract and which were legally required on the date the Owner accepted the Design-Builder’s proposal.

§ A.3.7.2 The Design-Builder shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

§ A.3.7.3 The Design-Builder shall cause the Architect and other design professionals to ascertain that the Work is in accordance with applicable laws, ordinances, codes, rules and regulations. However, if the Design-Builder observes that portions of the Design-Build Documents are at variance therewith, the Design-Builder shall promptly notify the Owner in writing, and necessary changes shall be accomplished by Change Order.

§ A.3.7.4 If the Design-Builder performs Work contrary to applicable laws, ordinances, codes, rules and regulations, the Design-Builder shall assume responsibility for such Work and shall bear the costs attributable to correction.

§ A.3.8 ALLOWANCES

§ A.3.8.1 The Design-Builder shall include in the Contract Sum all allowances stated in the Design-Build Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Design-Builder shall not be required to employ persons or entities to which the Design-Builder has reasonable objection.

§ A.3.8.2 Unless otherwise provided in the Design-Build Documents:

.1                        allowances shall cover the cost to the Design-Builder of materials and equipment delivered at the site and all required taxes, less applicable trade discounts; .

.2                        Design-Builder’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

.3                        whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section A.3.8.2.1 and (2) changes in Design-Builder’s costs under Section A.3.8.2.2.

§ A.3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

§ A.3.9 DESIGN-BUILDER’S SCHEDULE-EXHIBIT I

§ A.3.9.1 The Design-Builder, promptly after execution of the Design-Build Contract, shall prepare and submit for the Owner’s information the Design-Builder’s schedule for the Work. The schedule shall not exceed time limits and shall be in such detail as required under the Design-Build Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Design-Build Documents, shall provide for expeditious and practicable execution of the Work and shall include allowances for periods of time required for the Owner’s review and for approval of submissions by authorities having jurisdiction over the Project.

§ A.3.9.2 The Design-Builder shall prepare and keep current a schedule of submittals required by the Design-Build Documents.

§ A.3.9.3 The Design-Builder shall perform the Work in general accordance with the most recent schedules submitted to the Owner.

§ A.3.10 DOCUMENTS AND SAMPLES AT THE SITE

§ A.3.10.1 The Design-Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be delivered to the Owner upon completion of the Work.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.3.11 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

§ A.3.11.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Design-Builder or a Contractor, Subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ A.3.11.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Design-Builder to illustrate materials or equipment for some portion of the Work.

§ A.3.11.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

§ A.3.11.4 Shop Drawings, Product Data, Samples and similar submittals are not Design-Build Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Design-Build Documents the way by which the Design-Builder proposes to conform to the Design-Build Documents.

§ A.3.11.5 The Design-Builder shall review for compliance with the Design-Build Documents and approve and submit to the Owner only those Shop Drawings, Product Data, Samples and similar submittals required by the Design-Build Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.

§ A.3.11.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Design-Builder represents that the Design-Builder has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Design-Build Documents.

§ A.3.12 USE OF SITE

§ A.3.12.1 The Design-Builder shall confine operations at the site to areas permitted by law, ordinances, permits and the Design-Build Documents, and shall not unreasonably encumber the site with materials or equipment.

§ A.3.13 CUTTING AND PATCHING

§ A.3.13.1 The Design-Builder shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ A.3.13.2 The Design-Builder shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction or by excavation. The Design-Builder shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder’s consent to cutting or otherwise altering the Work.

§ A.3.14 CLEANING UP

§ A.3.14.1 The Design-Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Design-Build Contract. At completion of the Work, the Design-Builder shall remove from and about the Project waste materials, rubbish, the Design-Builder’s tools, construction equipment, machinery and surplus materials.

§ A.3.14.2 If the Design-Builder fails to clean up as provided in the Design-Build Documents, the Owner may do so and the cost thereof shall be charged to the Design-Builder.

§ A.3.15 ACCESS TO WORK

§ A.3.15.1 The Design-Builder shall provide the Owner access to the Work in preparation and progress wherever located.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.3.16 ROYALTIES, PATENTS AND COPYRIGHTS

§ A.3.16.1 The Design-Builder shall pay all royalties and license fees. The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by Owner and set forth in the Design-Build Documents or where the copyright violations are contained in drawings, specifications or other documents prepared by or furnished to the Design-Builder by the Owner. However, if the Design-Builder has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Design-Builder shall be responsible for such loss unless such information is promptly furnished to the Owner.

§ A.3.17 INDEMNIFICATION

§ A.3.17.1 To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not paid by builder’s risk or property insurance maintained with respect to the Project, the Design-Builder shall indemnify and hold harmless the Owner and Owner’s shareholders, officers, directors, employees, consultants and agents from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees and costs, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property other than the Work itself, but only to the extent caused by the negligent acts or omissions of the Design-Builder, the Architect, a Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, but only to the extent that such claim, damage, loss or expense is not caused by breach, negligence or willful misconduct of the Owner. To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, its Contractors, the Architect, and the agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of the Project, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, but only to the extent caused by the Owner’s breach of the Design-Build Documents, or the negligent acts or omissions of the Owner, the Owner’s separate contractors (as contemplated in Section A.6.1), anyone directly or indirectly employed by them or anyone for whose acts they may be liable (other than the Design-Builder, its Contractors, and the Architect), but only to the extent that such claim, damage, loss or expense is not caused by breach, negligence or willful misconduct of Design Builder, its Contractors, Architect, or respective agents and employees. .Such indemnity obligations shall not be construed to negate, abridge or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section A.3.17.

§ A.3.17.2 In claims against any person or entity indemnified under this Section A.3.17 by an employee of the Design-Builder, the Architect, a Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section A.3.17.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design-Builder, the Architect or a Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE A.4 DISPUTE RESOLUTION

§ A.4.1 CLAIMS AND DISPUTES

§ A.4.1.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Design-Build Contract terms, payment of money, extension of time or other relief with respect to the terms of the Design-Build Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Design-Build Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ A.4.1.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the other party.

§ A.4.1.3 Continuing Performance. Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section A.9.7.1 and Article A.14, the Design-Builder shall proceed diligently with performance of the Design-Build Contract and the Owner shall continue to make payments in accordance with the Design-Build Documents.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.4.1.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Design-Build Documents or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Design-Build Documents, then the observing party shall give notice to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Design-Builder cannot agree on an adjustment in the Contract Sum or Contract Time, the matter shall be considered a Claim and be resolved in accordance with this Article A.4.

§ A.4.1.5 Claims for Additional Cost. If the Design-Builder wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section A.10.6.

§ A.4.1.6 If the Design-Builder believes additional cost is involved for reasons including but not limited to (1) an order by the Owner to stop the Work where the Design-Builder was not at fault, (2) a written order for the Work issued by the Owner, (3) failure of payment by the Owner, (4) termination of the Design-Build Contract by the Owner, (5) Owner’s suspension, (6) a written interpretation from the Owner, or (7) other reasonable grounds, Claim shall be filed in accordance with this Section A.4.1.

§ A.4.1.7 Claims for Additional Time

§ A.4.1.7.1 If the Design-Builder wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Design-Builder’s Claim shall include an estimate of the time and its effect on the progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ A.4.1.7.2 If adverse weather conditions or adverse site conditions caused by adverse weather are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that either (i) weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction, or (ii) weather conditions prevented the type of Work then scheduled, or (iii) adverse site conditions caused by adverse weather prevented the type of Work then scheduled.

§ A.4.1.8 Injury or Damage to Person or Property. If either party to the Design-Build Contract suffers injury or damage to person or property because of an act or omission of the other party or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ A.4.1.9 If unit prices are stated in the Design-Build Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Design-Builder, the applicable unit prices shall be equitably adjusted.

§ A.4.1.10 Claims for Consequential Damages. Design-Builder and Owner waive Claims against each other for consequential damages arising out of or relating to the Design-Build Contract. This mutual waiver includes:

.1                        damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2                        damages incurred by the Design-Builder for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article A-14. Nothing contained in this Section A.4.1.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Design-Build Documents.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.4.1.11 If the enactment or revision of codes, laws or regulations or official interpretations which govern the Project cause an increase or decrease of the Design-Builder’s cost of, or time required for, performance of the Work, the Design-Builder, unless such enactment or revision could have been reasonably foreseen by Design-Builder, shall be entitled to an equitable adjustment in Contract Sum or Contract Time. If the Owner and Design-Builder cannot agree upon an adjustment in the Contract Sum or Contract Time, the Design-Builder shall submit a Claim pursuant to Section A.4.1.

§ A.4.2 RESOLUTION OF CLAIMS AND DISPUTES

§ A.4.2.1 [Deliberately Left Blank]

§ A.4.2.2 [Deliberately Left Blank]

§ A.4.2.3 [Deliberately Left Blank]

§ A.4.2.4 In the event of a Claim against the Design-Builder, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Design-Builder’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

§ A.4.2.5 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim.

§ A.4.3 MEDIATION

§ A.4.3.1 Any Claim arising out of or related to the Design-Build Contract shall be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable or other binding dispute resolution proceedings by either party, except as provided in Section 4.3.2.

§ A.4.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect at the time of the mediation. Mediation shall be completed within 30 days after written demand for mediation is served upon the other party. If mediation has not been completed in this time frame, either party may proceed to file for arbitration in accordance with Section 4.4 without further delay, and the parties shall have no further obligation to mediate their Claims.

§ A.4.3.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in Huntsville, Alabama. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

§ A.4.4 ARBITRATION

§ A.4.4.1 Claims which have not been resolved by mediation shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect at the time of the arbitration, and held in Huntsville, Alabama. The demand for arbitration shall be filed in writing with the other party to the Design-Build Contract and with the American Arbitration Association.

§ A.4.4.2 A demand for arbitration may be made no earlier than after the mediation is concluded or terminated, or after 30 days have passed since the written demand for mediation, whichever is earlier, but in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Section A.13.6.

§ A.4.4.3 An arbitration pursuant to this Section A.4.4 may be joined with an arbitration involving common issues of law or fact between the Owner or Design-Builder and any person or entity with whom the Owner or Design-Builder has a contractual obligation to arbitrate disputes which does not prohibit consolidation or joinder. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to the Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.4.4.4 Claims and Timely Assertion of Claims. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

§ A.4.4.5 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ A.4.4.6 Prevailing Party Fees. In any dispute between Owner and Design-Builder related to this Agreement, the prevailing party shall be entitled to recover its attorneys fees, expert fees, and costs from the non-prevailing party. Determination of which party prevailed shall be made by the arbitrator(s). Determination of which party prevailed shall be made by the Arbitrator(s).

§ A.4.4.7 Timing For Arbitration Hearings. The arbitration hearings for any arbitration conducted pursuant to this Agreement shall commence at the earliest practical time acceptable to the Arbitrator(s), but not later than 90 days after the Demand for Arbitration is filed, and shall continue to completion on successive week days (not including Saturdays, Sundays and holidays) until the taking of evidence is completed; provided, however, that the arbitrator(s) shall have the right in their discretion to adjust the schedule of the hearings after they have commenced based upon the special needs and considerations related to the circumstances of the dispute.

ARTICLE A.5 AWARD OF CONTRACTS

§ A.5.1 Unless otherwise stated in the Design-Build Documents or the bidding or proposal requirements, the Design-Builder, as soon as practicable after award of the Design-Build Contract, shall furnish in writing to the Owner the names of additional persons or entities not originally included in the Design-Builder’s proposal or in substitution of a person or entity (including those who are to furnish design services or materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner will promptly reply to the Design-Builder in writing stating whether or not the Owner has reasonable objection to any such proposed additional person or entity. Failure of the Owner to reply promptly shall constitute notice of no reasonable objection. Notwithstanding anything herein to the contrary, the Owner hereby agrees that the Design-Builder may contract portions of the Work to the Design-Builder or divisions or subsidiaries of the Design-Builder pursuant to a contractual agreement, and the contract sum thereof shall constitute, as applicable, a Cost of the Work or a portion of the Stipulated Sum. It is anticipated that Design-Builder will subcontract the scopes of work for tilt up concrete, floor slabs and foundations to Concrete Strategies.

§ A.5.2 The Design-Builder shall not contract with a proposed person or entity to whom which the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has made reasonable objection.

§ A.5.3 If the Owner has reasonable objection to a person or entity proposed by the Design-Builder, the Design-Builder shall propose another to whom the Owner has no reasonable objection. If the proposed but rejected additional person or entity was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute person’s or entity’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Design-Builder has acted promptly and responsively in submitting names as required.

§ A.5.4 The Design-Builder shall not change a person or entity previously selected if the Owner, after receiving written notice of such change, makes reasonable objection to such substitute.

§ A.5.5 CONTINGENT ASSIGNMENT OF CONTRACTS

§ A.5.5.1 Each agreement for a portion of the Work is assigned by the Design-Builder to the Owner provided that:

.1                        assignment is effective only after termination of the Design-Build Contract by the Owner for cause pursuant to Section A.14.2 and only for those agreements which the Owner accepts by notifying the Contractor and Design-Builder in writing; and

.2                        assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Design Build Contract.

§ A.5.5.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Contractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

ARTICLE A.6  CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ A.6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

§ A.6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces and to award separate contracts in connection with other portions of the Project or other construction or operations on the site , and where factually warranted and commercially reasonable, under terms and conditions identical or substantially similar to those contained in the Design-Build Documents, including those portions related to insurance and waiver of subrogation. The Design-Builder shall use reasonable efforts to cooperate with the Owner and separate contractors whose work might interfere with the Design-Builder’s Work. If the Design-Builder claims that delay or additional cost is involved because of such action by the Owner or separate contractors, the Design-Builder shall make such Claim as provided in Section A.4.1.

§ A.6.1.2 The term “separate contractor” shall mean any contractor retained by the Owner pursuant to Section A.6.1.1.

§ A.6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Design-Builder, who shall cooperate with them. The Design-Builder shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Design-Builder shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Design-Builder, separate contractors and the Owner until subsequently revised.

§ A.6.1.4

Unless otherwise provided in the Design-Build Documents, (a) should Owner perform construction related to the Project with Owner’s own forces, then Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to Design Builder under the Design-Build Documents and (b) should Owner perform construction related to the Project pursuant to separate contracts with other contractors, then Owner shall utilize, to the extent suitable, standard AIA forms of agreements and exercise its best efforts to include provisions in such contracts which, based upon the facts of the work required by the separate contractors, are substantially similar to the provisions of the Design-Build Documents including, without limitation, the provisions included in Articles A.3, A.6, A.10, A.1 1 and A.1 2. Without limiting the generality of the foregoing, if the Owner awards separate contracts with any other contractors for any work at the Project site during the performance of the Work, then the Owner shall cause each and every such other separate contractor (and their subcontractors of any tier) to name the Design-Builder as an additional insured on all liability insurance policies maintained by such separate contractor (and their subcontractors of any tier) to the extent such policies cover liabilities relating to the Project or other work being performed at the Project site. The Owner shall furnish to the Design-Builder written evidence that such insurance is in effect and that the Design-Builder has been named an additional insured as aforesaid upon execution of any such separate contract.

§ A.6.2 MUTUAL RESPONSIBILITY

§ A.6.2.1 The Design-Builder shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Design-Builder’s construction and operations with theirs as required by the Design-Build Documents.

§ A.6.2.2 If part of the Design-Builder’s Work depends for proper execution or results upon design, construction or operations by the Owner or a separate contractor, the Design-Builder shall, prior to proceeding with that portion of the Work, promptly report to the Owner apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Design-Builder so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Design-Builder’s Work, except as to defects not then reasonably discoverable.

§ A.6.2.3 The Owner shall be reimbursed by the Design-Builder for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Design-Builder. The Owner shall be responsible to the Design-Builder for costs incurred by the Design-Builder because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.6.2.4 The Design-Builder shall promptly remedy damage wrongfully caused by the Design-Builder to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section A.10.2.5.

§ A.6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Design-Builder in Section A.3.13.

§ A.6.3 OWNER’S RIGHT TO CLEAN UP

§ A.6.3.1 If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the cost among those responsible shall be equitably allocated.

ARTICLE A.7  CHANGES IN THE WORK

§A.7.1 GENERAL

§ A.7.1.1 Changes in the Work may be accomplished after execution of the Design-Build Contract, and without invalidating the Design-Build Contract, by Change Order, subject to the limitations stated in this Article A.7 and elsewhere in the Design-Build Documents.

§ A.7.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder as provided in the Agreement.

§ A.7.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly, unless otherwise provided in the Change Order.

§A.7.2 CHANGE ORDERS

§ A.7.2.1 If the other provisions of the Design-Build Documents require that a Change Order be issued and the Owner and the Design-Builder are unable to agree upon the terms thereof as provided in the Agreement within ten days of a written demand given by either party to the other party to so agree, then the dispute shall be resolved as provided in Article A.4 herein. In any such dispute resolution proceedings the parties agree that the following terms of the Change Order shall be determined:

.1                        a change in the Work;

.2                        the amount of the adjustment, if any, in the Contract Sum; and

.3                        the extent of the adjustment, if any, in the Contract Time.

§ A.7.2.2 If the Owner requests a proposal for a change in the Work from the Design-Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse the Design-Builder for any costs incurred for estimating services, design services or preparation of proposed revisions to the Design-Build Documents.

§ A.7.2.3 In any dispute resolution proceeding over a Change Order, the methods used in determining adjustments to the Contract Sum may include those listed in Section A.7.3.6. Nothing in this Article A.7 shall limit, reduce or otherwise affect the rights of the Design-Builder under the Agreement to condition its obligation to make any changes in the Work requested or directed by the Owner based upon the full execution and delivery of an acceptable Change Order as provided in the Agreement.

§ A.7.2.4 Execution of any Change Order shall constitute a final agreement on all matters relating to the change in the Work which is the subject of the Change Order, including, but not limited to, all direct and indirect costs associated with such change and any and all adjustments to the Contract Sum and the construction schedule. In the event a Change Order increases the Contract Sum, Design-Builder shall include the Work covered by such Change Orders in Applications for Payment as if such Work were originally part of the contract Documents.

§ A.7.3 CONSTRUCTION CHANGE DIRECTIVES

§ A.7.3.1 [Deliberately Left Blank]

§ A.7.3.2 [Deliberately Left Blank]

§ A.7.3.3 [Deliberately Left Blank]

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

.1

.2

.3

.4

§ A.7.3.4 [Deliberately Left Blank]

§ A.7.3.5 [Deliberately Left Blank]

§ A.7.3.6 In any dispute between the Design-Builder and the Owner over the method for adjustment in the Contract Sum in connection with any Change Order or in connection with any other adjustment in the Contract Sum to which the Design-Builder is entitled under the Design-Build Documents, then the method and the adjustment shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead. In such case, the Design-Builder shall keep and present a reasonably itemized accounting together with appropriate supporting data. Unless otherwise provided in the Design-Build Documents, costs for the purposes of this Section A.7.3.6 shall be limited to the following:

.1                        additional costs of professional services;

.2                        costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.3                        costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.4                        rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Design-Builder or others;

.5                        costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work;

.6                        additional costs of supervision and field office personnel directly attributable to the change; and

.7                        where the Contract Sum is based upon the Cost of the Work plus Design-Builder’s Fee with or without a Guaranteed Maximum Price, all other costs that would be considered to be Costs of the Work under the Design-Build Documents; and

§ A.7.3.7 The amount of credit to be allowed by the Design-Builder to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead shall be figured on the basis of net increase, if any, with respect to that change.

§ A.7.3.8 Pending final determination of the total cost of a Change Order, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties’ agreement with part or all of such costs and the Owner shall be obligated to pay such costs together with any fee as otherwise provided for in the Agreement.

§ A.7.3.9 When the Owner and Design-Builder reach agreement concerning any adjustments in any one or more of the Work, the Contract Sum or the Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

§ A.7.4 MINOR CHANGES IN THE WORK

§ A.7.4.1 [Deliberately Left Blank]

ARTICLE A.8  TIME

§A.8.1 DEFINITIONS

§ A.8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Design-Build Documents for Substantial Completion of the Work.

§ A.8.1.2 The date of commencement of the Work shall be the date stated in the Agreement unless provision is made for the date to be fixed in a notice to proceed issued by the Owner.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.
User Notes:                                                                                                                          (4026764805)

§ A.8.1.3 The date of Substantial Completion is the date when Substantial Completion is actually achieved in accordance with Section A.9.8.

§ A.8.1.4 The term “day” as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined.

§ A.8.2 PROGRESS AND COMPLETION

§ A.8.2.1 Time limits stated in the Design-Build Documents are of the essence of the Design-Build Contract. By executing the Design-Build Contract, the Design-Builder confirms that the Contract Time is a reasonable period for performing the Work.

§ A.8.2.2 The Design-Builder shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence construction operations on the site or elsewhere prior to the effective date of insurance required by Article A.11 to be furnished by the Design-Builder and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Design-Build Documents or a notice to proceed given by the Owner, the Design-Builder shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.

§ A.8.2.3 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ A.8.3 DELAYS AND EXTENSIONS OF TIME

§ A.8.3.1 The schedule in Exhibit I contains provisions for 2 lost work days per month from November 1, 2006 to July 1, 2007. If the Design-Builder is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner, or of an employee of Owner, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, the imposition of quotas or other restrictions on the ability of the Design-Builder to obtain material or equipment, unavoidable casualties or other causes beyond the Design-Builder’s control, adverse weather conditions or adverse site conditions caused by adverse weather which prevent construction activities of the type then scheduled, delays caused by governmental authorities (not caused as a result of fault on the part of the Design-Builder), or by delay authorized by the Owner pending resolution of disputes pursuant to the Design-Build Documents, then the Contract Time shall be extended by Change Order for a reasonable time and the Contract Sum shall be adjusted by Change Order to the extent reasonably necessary to compensate the Design-Builder for any increases in the cost of the Work caused by such delay and to the extent that Design-Builder has exhausted the 2 lost work days.

§ A.8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Section A.4.1.7.

§ A.8.3.3 This Section A.8.3 does not preclude recovery of damages for delay by either party under other provisions of the Design-Build Documents.

ARTICLE A.9 PAYMENTS AND COMPLETION

§ A.9.1 CONTRACT SUM

§ A.9.1.1 The Contract Sum is stated in the Design-Build Documents and, including authorized adjustments, is the total amount payable by the Owner to the Design-Builder for performance of the Work under the Design-Build Documents.

§ A.9.2 SCHEDULE OF VALUES

§ A.9.2.1 Before the first Application for Payment, where the Contract Sum is based upon a Stipulated Sum or the Cost of the Work plus Design-Builder’s Fee with a Guaranteed Maximum Price, the Design-Builder shall submit to the Owner an initial schedule of values allocated to various portions of the Work prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder’s Applications for Payment. The schedule of values may be updated periodically to reflect changes in the allocation of the Contract Sum.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.9.3 APPLICATIONS FOR PAYMENT

§ A.9.3.1 At least twenty days before the date established for each progress payment, the Design-Builder shall submit to the Owner an itemized Application for Payment for operations completed in accordance with the current schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Design-Builder’s right to payment as the Owner may reasonably require, such as copies of requisitions from Contractors and material suppliers, and reflecting retainage if provided for in the Design-Build Documents.

§ A.9.3.1.1 [Deliberately Left Blank]

§ A.9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Design-Builder does not intend to pay to a Contractor or material supplier or other parties providing services for the Design-Builder, unless such Work has been performed by others whom the Design-Builder intends to pay.

§ A.9.3.2 Unless otherwise provided in the Design-Build Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Design-Builder with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

§ A.9.3.3 The Design-Builder warrants that title to all Work other than Instruments of Service covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design-Builder further warrants that, upon submittal of an Application for Payment, all Work for which payments have been received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Design-Builder, Contractors, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

§ A.9.4 ACKNOWLEDGEMENT OF APPLICATION FOR PAYMENT

§ A.9.4.1 The Owner shall, within twenty days after receipt of the Design-Builder’s Application for Payment, either pay the amount of such Application for Payment to the Design-Builder, or notify the Design-Builder in writing of the Owner’s reasons for withholding payment in whole or in part as provided in Section A.9.5.1.

§ A.9.4.2 The making of a Payment will constitute an acknowledgement by the Owner that the Work has progressed to the point indicated in the Schedule of Values. The making of a Payment will further constitute an acknowledgement that the Design-Builder is entitled to payment in the amount requested in the Application for Payment. The foregoing acknowledgements are subject to an evaluation of the Work for conformance with the Design-Build Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Design-Build Documents prior to completion and to specific qualifications expressed by the Owner.

§ A.9.5 DECISIONS TO WITHHOLD PAYMENT

§ A.9.5.1 If the Owner withholds a payment of all or any portion of an Application for Payment, then the Owner will notify the Design-Builder as provided in Section A.9.4.1. If the Design-Builder and the Owner cannot agree on a revised amount, the Owner will promptly pay the amount which is not in dispute. The Owner may withhold a Payment or, because of subsequently discovered evidence, may nullify the whole or a part of an Application for Payment previously issued to such extent as may be reasonably necessary to protect the Owner from loss for which the Design-Builder is responsible, resulting from acts and omissions, because of the following:

.1                        defective Work not remedied;

.2                        third-party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Design-Builder;

.3                        failure of the Design-Builder to make payments properly to Contractors or for design services labor, materials or equipment;

.4                        reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5                        damage to the Owner or a separate contractor;

.6                        reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

.7                        persistent failure to carry out the Work in accordance with the Design-Build Documents.

§ A.9.5.2 When the above reasons for withholding payment are removed, payment will be made for amounts previously withheld. Notwithstanding anything to the contrary in the foregoing, if the Design-Builder provides the Owner with a lien bond sufficient to cover mechanics’ liens filed by the Design-Builder or any Contractor, the Owner shall not withhold payment as set forth in Section A.9.5.1.3 herein. The Design-Builder will diligently pursue the removal of any lien filed by a Contractor (unless in the reasonable determination of the Design-Builder, the ultimate obligation for the Claim filed by the Contractor lies with the Owner), and, regardless of whether a lien bond is provided as set forth above, during such time the Owner shall not satisfy or pay off the lien or otherwise settle or compromise the Contractor’s claim; provided, however, that promptly after a final, non-appealable judgment is rendered directing that the property be sold to satisfy the lien, and in any event prior to the date of such sale, the Design-Builder will satisfy the lien and pay the Contractor all amounts owing.

§ A.9.6 PROGRESS PAYMENTS

§ A.9.6.1 After the Owner has received an Application for Payment that complies with the requirements of the Design-Build Documents, the Owner shall make payment of the amount, in the manner and within the time provided in the Design-Build Documents.

§ A.9.6.2 The Design-Builder shall promptly pay the Architect, each design professional and other consultants retained directly by the Design-Builder, upon receipt of payment from the Owner, out of the amount paid to the Design-Builder on account of each such party’s respective portion of the Work, the amount to which each such party is entitled.

§ A.9.6.3 The Design-Builder shall promptly pay each Contractor, upon receipt of payment from the Owner, out of the amount paid to the Design-Builder on account of such Contractor’s portion of the Work, the amount to which said Contractor is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the Contractor’s portion of the Work. The Design-Builder shall, by appropriate agreement with each Contractor, require each Contractor to make payments to Subcontractors in a similar manner.

§ A.9.6.4 The Owner shall have no obligation to pay or to see to the payment of money to a Contractor except as may otherwise be required by law.

§ A.9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Sections A.9.6.3 and A.9.6.4.

§ A.9.6.6 A progress payment, or partial or entire use or occupancy of the Project by the Owner, shall not constitute acceptance of Work not in accordance with the Design-Build Documents.

§ A.9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by Contractors and suppliers shall be held by the Design-Builder for those Contractors or suppliers who performed Work or furnished materials, or both, under contract with the Design-Builder for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not be commingled with money of the Design-Builder, shall create any fiduciary liability or tort liability on the part of the Design-Builder for breach of trust or shall entitle any person or entity to an award of punitive damages against the Design-Builder for breach of the requirements of this provision.

§ A.9.7 FAILURE OF PAYMENT

§ A.9.7.1 If the Owner does not issue a Payment on an Application for Payment within the time period required by Section 5.1.3 of the Agreement, or if the Owner withholds payment pursuant to Section 9.5.1 without notice as provided in Section A.9.4.1 or if the Owner does not pay the Design-Builder within seven days after the date established in the Design-Build Documents any other amount due to the Design-Builder hereunder or within the time specified in any dispute resolution, then the Design-Builder may stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Design-Builder’s reasonable costs of shutdown, delay and start-up, plus interest as provided for in the Design-Build Documents. This right to stop work for non-payment is an agreed upon exception to the Design-Builder’s general agreement not to stop work during the dispute resolution process.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.9.8 SUBSTANTIAL COMPLETION

§ A.9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or use the Work or a portion thereof for its intended use.

§ A.9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.

§ A.9.8.3 Upon receipt of the Design-Builder’s list, the Owner shall make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner’s inspection discloses any item, whether or not included on the Design-Builder’s list, which is not substantially complete, the Design-Builder shall complete or correct such item. In such case, the Design-Builder shall then submit a request for another inspection by the Owner to determine whether the Design-Builder’s Work is substantially complete.

§ A.9.8.4 In the event of a dispute regarding whether the Design-Builder’s Work is substantially complete, the dispute shall be resolved pursuant to Article A.4.

§ A.9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder shall prepare for the Owner’s signature an Acknowledgement of Substantial Completion which, when signed by the Owner, shall establish (1) the date of Substantial Completion of the Work, (2) responsibilities between the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance, and (3) the time within which the Design-Builder shall finish all items on the list accompanying the Acknowledgement. When the Owner’s inspection discloses that the Work or a designated portion thereof is substantially complete, the Owner shall sign the Acknowledgement of Substantial Completion. Warranties required by the Design-Build Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Acknowledgement of Substantial Completion.

§ A.9.8.6 Upon execution of the Acknowledgement of Substantial Completion and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents.

§ A.9.9 PARTIAL OCCUPANCY OR USE

§ A.9.9.1  The Design-Builder will strive for partial occupancy of the building (Column lines 10 thru 27 and A thru C.5) for the purpose of beginning erection of mezzanine and conveyor systems. This area will not be complete at time of mobilization by others and work in this area by the Design-Builder will still be in progress. The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Design-Builder, provided such occupancy or use is consented to by the insurer, if so required by the insurer, and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Design-Builder have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for completion or correction of the Work and commencement of warranties required by the Design-Build Documents. When the Design-Builder considers a portion substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Section A.9.8.2. Consent of the Design-Builder to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder.

(Paragraphs deleted)

§ A.9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly inspect the area to be occupied or portion of the Work to be used to determine and record the condition of the Work.

§ A.9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Design-Build Documents.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.9.10 FINAL COMPLETION AND FINAL PAYMENT

§ A.9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner shall promptly make such inspection and, when the Work has been finally completed in accordance with the Design-Build Documents and fully performed, the Owner shall, subject to Section A.9.10.2, promptly make final payment of all amounts due and owing to the Design-Builder under the Design-Build Documents.

§ A.9.10.2 Neither final payment nor any remaining retained percentage will become due until the Design-Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety, if any, to final payment, (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Design-Build Contract, to the extent and in such form as may be designated by the Owner, and (6) as-built documents, start up demonstrations, equipment manuals and warranties. If a Contractor refuses to furnish a release or waiver required by the Owner, the Design-Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be liable to pay in connection with the discharge of such lien, including all costs and reasonable attorneys’ fees.

§ A.9.10.3 If, after Substantial Completion of the Work or a designated portion thereof, final completion thereof is materially delayed through no fault of the Design-Builder or by issuance of a Change Order affecting final completion, the Owner shall, upon application by the Design-Builder, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Design-Build Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design-Builder. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ A.9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

.1                        liens, Claims, security interests or encumbrances arising out of the Design-Build Documents and unsettled;

.2                        failure of the Work to comply with the requirements of the Design-Build Documents; or .

.3                        terms of special warranties required by the Design-Build Documents.

§ A.9.10.5 Acceptance of final payment by the Design-Builder, the Architect, a Contractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE A.10 PROTECTION OF PERSONS AND PROPERTY

§ A.10.1 SAFETY PRECAUTIONS AND PROGRAMS

§ A.10.1.1 The Design-Builder shall be responsible for initiating and maintaining all safety precautions and programs in connection with the performance of the Design-Build Contract.

§ A.10.2 SAFETY OF PERSONS AND PROPERTY

§ A.10.2.1 The Design-Builder shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

.1                        employees on the Work and other persons who may be affected thereby;

.2                        the Work and materials and equipment to be incorporated therein, whether in storage on or off the site or under the care, custody or control of the Design-Builder or the Design-Builder’s Contractors or Subcontractors; and

.3                        other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.10.2.2 The Design-Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ A.10.2.3 The Design-Builder shall erect and maintain, as required by existing conditions and performance of the Design-Build Documents, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ A.10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Design-Builder shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ A.10.2.5 The Design-Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Design-Build Documents) to property referred to in Sections A. 10.2.1.2 and A. 10.2.1.3 caused in whole or in part by the Design-Builder, the Architect, a Contractor, a Subcontractor, or anyone directly or indirectly employed by any of them or by anyone for whose acts they may be liable and for which the Design-Builder is responsible under Sections A. 10.2.1.2 and A. 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or anyone directly or indirectly employed by the Owner, or by anyone for whose acts the Owner may be liable, and not attributable to the fault or negligence of the Design-Builder. The foregoing obligations of the Design-Builder are in addition to the Design-Builder’s obligations under Section A.3.17.

§ A.10.2.6 The Design-Builder shall designate to the Owner a responsible individual whose duty shall be the prevention of accidents.

§ A.10.2.7 The Design-Builder shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

§ A.10.3 HAZARDOUS MATERIALS

§ A.10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Design-Builder, the Design-Builder shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner.

§ A.10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Design-Builder and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Design-Build Documents, the Owner shall furnish in writing to the Design-Builder the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Design-Builder shall promptly reply to the Owner in writing stating whether or not the Design-Builder has reasonable objection to the persons or entities proposed by the Owner. If the Design-Builder has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Design-Builder has no reasonable objection. When the material or substance has been rendered harmless, work in the affected area shall resume upon written agreement of the Owner and Design-Builder. The Contract Time shall be extended appropriately, and the Contract Sum shall be increased in the amount of the Design-Builder’s reasonable additional costs of shutdown, delay and start-up, which adjustments shall be accomplished as provided in Article A.7.

§ A.10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, Contractors, Subcontractors, Architect, Architect’s consultants and the agents and employees of any of them from and against Claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section A. 10.3.1 and has not, after receipt of notice from Design-Builder pursuant to A 10.3.1, been rendered harmless, provided that such Claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the negligence of a party seeking indemnity.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.10.4 The Owner shall not be responsible under Section A.10.3 for materials and substances brought to the site by the Design-Builder unless such materials or substances were required by the Design-Build Documents.

§ A.10.5 If, without negligence on the part of the Design-Builder, the Design-Builder is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Design-Build Documents, the Owner shall indemnify the Design-Builder for all cost and expense thereby incurred.

§A.10.6 EMERGENCIES

§ A.10.6.1 In an emergency affecting safety of persons or property, the Design-Builder shall act, at the Design-Builder’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Design-Builder on account of an emergency shall be determined as provided in Section A.4.1.7 and Article A.7.

ARTICLE A.11   INSURANCE AND BONDS

§ A.11.1 Except as may otherwise be set forth in the Agreement or elsewhere in the Design-Build Documents, the Owner and Design-Builder shall purchase and maintain the following types of insurance with limits of liability and deductible amounts and subject to such terms and conditions, as set forth in this Article A.11.

§ A.11.2 DESIGN-BUILDER’S LIABILITY INSURANCE

§ A.11.2.1 The Design-Builder shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance, specified in Exhibit C, as will protect the Design-Builder from claims set forth below that may arise out of or result from the Design-Builder’s operations under the Design-Build Contract and for which the Design-Builder may be legally liable, whether such operations be by the Design-Builder, the Architect, by a Contractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1                        claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

.2                        claims for damages because of bodily injury, occupational sickness or disease, or death of the Design-Builder’s employees;

.3                        claims for damages because of bodily injury, sickness or disease, or death of any person other than the Design-Builder’s employees;

.4                        claims for damages insured by usual personal injury liability coverage;

.5                        claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6                        claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

.7                        claims for bodily injury or property damage arising out of completed operations; and

.8                        claims involving contractual liability insurance applicable to the Design-Builder’s obligations under Section A3.17.

§ A.11.2.2 The insurance required by Section A.11.2.1 shall be written for not less than limits of liability specified in the Design-Build Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

§ A.11.2.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Section A.11.2 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Section A.9.10.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Design-Builder with reasonable promptness in accordance with the Design-Builder’s information and belief.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.11.3 OWNER’S LIABILITY INSURANCE

§ A.11.3.1 The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

§ A.1 1.4 PROPERTY INSURANCE Owner shall purchase and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance , as specified in Exhibit C, written on a builder’s risk, “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus the value of subsequent Design-Build Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Design-Build Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section A.9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section A.1 1.4 to be covered, whichever is later. This insurance shall include interests of the Owner, Design-Builder, Contractors and Subcontractors in the Project.

(Paragraphs deleted)

§ A.11.4.1.1 Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Design-Builder’s services and expenses required as a result of such insured loss.

§ A.11.4.1.2 [Deliberately Left Blank].

§ A.11.4.1.3 If the property insurance requires deductibles, the Owner shall pay costs of such deductibles.

§ A.11.4.1.4 This property insurance shall cover portions of the Work stored off the site and also portions of the Work in transit.

§ A.11.4.1.5 Partial occupancy or use in accordance with Section A.9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use, by endorsement or otherwise. The Owner and the Design-Builder shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ A.11.4.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Design-Build Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Design-Builder, Contractors and Subcontractors in the Work, and the Owner and Design-Builder shall be named insureds.

§ A.11.4.3 Loss of Use Insurance. The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design-Builder, Architect, the Design-Builder’s other design professionals, if any, Contractors and Subcontractors for loss of use of the Owner’s property, including consequential losses due to fire or other hazards, however caused.

§ A.11.4.4 [Deliberately Left Blank]

§ A.11.4.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section A. 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ A.11.4.6 Before an exposure to loss may occur, the Owner shall file with the Design Builder a copy of each policy that includes insurance coverages required by this Section A.1 1.4. Each policy shall contain all generally applicable

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire and that its limits will not be reduced until at least 30 days’ prior written notice has been given to the Design-Builder.

§ A.11.4.7 Waivers of Subrogation. The Owner and Design-Builder waive all rights against each other and any of their consultants, separate contractors described in Section A.6.1, if any, Contractors, Subcontractors, agents and employees, each of the other, and any of their contractors, subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section A.11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner or Design-Builder as fiduciary. The Owner or Design-Builder, as appropriate, shall require of the separate contractors described in Section A.6.1, if any, and the contractors, subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, even though the person or entity did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ A.11.4.8 A loss insured under Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section A.11.4.10. A loss insured under Design-Builder’s all risk insurance shall be adjusted by the Design Builder as fiduciary and made payable to the Design-Builder as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section A. 11.4.10. The Design-Builder shall pay Contractors their just shares of insurance proceeds received by the Design-Builder, and, by appropriate agreements, written where legally required for validity, shall require Contractors to make payments to their Subcontractors in similar manner.

§ A.11.4.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with any dispute resolution as provided in the Design-Build Documents. If after such loss no other special agreement is made and unless the Owner terminates the Design-Build Contract for convenience, replacement of damaged property shall be performed by the Design-Builder after notification of a Change in the Work in accordance with Article A.7.

§ A.11.4.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power; if such objection is made, the dispute shall be resolved as provided in Article A.4. The Owner as fiduciary shall, in the case of a decision or award, make settlement with insurers in accordance with directions of a decision or award. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution. The same provisions shall apply to Design-Builder with respect to its responsibilities to adjust and settle losses with the insurers under the all risk policy.

§ A.11.5 PERFORMANCE BOND AND PAYMENT BOND

§ A.11.5.1 See Exhibit C.

ARTICLE A.12   UNCOVERING AND CORRECTION OF WORK

§ A.12.1 UNCOVERING OF WORK

§ A.12.1.1 If a portion of the Work is covered contrary to requirements specifically expressed in the Design-Build Documents, it must, if required in writing by the Owner, be uncovered for the Owner’s examination and be replaced at the Design-Builder’s expense without change in the Contract Time.

§ A.12.1.2 If a portion of the Work has been covered which the Owner has not specifically requested to examine prior to its being covered, the Owner may request to see such Work and it shall be uncovered by the Design-Builder. If such Work is in accordance with the Design-Build Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Design-Build

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

Documents, correction shall be at the Design-Builder’s expense unless the condition was caused by the Owner or a separate contractor, in which event the Owner shall be responsible for payment of such costs.

§ A.12.2 CORRECTION OF WORK

§ A.12.2.1 BEFORE SUBSTANTIAL COMPLETION.

§ A.12.2.1.1 The Design-Builder shall promptly correct Work failing to conform to the requirements of the Design-Build Documents, that is discovered before Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such nonconforming Work, including additional testing, shall be at the Design-Builder’s expense.

§ A.12.2.2 AFTER SUBSTANTIAL COMPLETION

§ A.12.2.2.1 In addition to the Design-Builder’s obligations under Section A.3.5, if, within one year after the date of Substantial Completion or after the date for commencement of warranties established under Section A.9.8.5 or by terms of an applicable special warranty required by the Design-Build Documents, any of the Work is found to be not in accordance with the requirements of the Design-Build Documents, the Design-Builder shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Design-Builder a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Design Builder and give the Design-Builder an opportunity to make the correction, the Owner waives the rights to require correction by the Design-Builder and to make a claim for breach of warranty. If the Design-Builder fails to correct non-conforming Work within a reasonable time during that period after receipt of notice from the Owner, the Owner may correct it in accordance with Section A.2.5.

§ A.12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

§ A.12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Design-Builder pursuant to this Section A.12.2.

§ A.12.2.3 The Design-Builder shall remove from the site portions of the Work which are not in accordance with the requirements of the Design-Build Documents and are neither corrected by the Design-Builder nor accepted by the Owner.

§ A.12.2.4 The Design-Builder shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Design-Builder’s correction or removal of Work which is not in accordance with the requirements of the Design-Build Documents.

§ A.12.2.5 Nothing contained in this Section A.12.2 shall be construed to establish a period of limitation with respect to other obligations the Design-Builder might have under the Design-Build Documents. Establishment of the one-year period for correction of Work as described in Section A. 12.2.2 relates only to the specific obligation of the Design-Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Design-Build Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design-Builder’s liability with respect to the Design-Builder’s obligations other than specifically to correct the Work.

§ A.12.3 ACCEPTANCE OF NONCONFORMING WORK

§ A.12.3.1 If the Owner prefers to accept Work not in accordance with the requirements of the Design-Build Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be equitably adjusted by Change Order. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE A.13 MISCELLANEOUS PROVISIONS

§ A.13.1 GOVERNING LAW

§ A.13.1.1 The Design-Build Contract shall be governed by the law of the place where the Project is located.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.13.2 SUCCESSORS AND ASSIGNS

§ A.13.2.1 The Owner and Design-Builder respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Design-Build Documents. For purposes of this Agreement, the term “successors” shall include any party to whom Owner transfers ownership of the Property to prior to final payment of the Contract amount. Except as provided in Section A.13.2.2, neither party to the Design-Build Contract shall assign the Design-Build Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Design-Build Contract.

§ A.13.2.2 The Owner may, without consent of the Design-Builder, assign the Design-Build Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner’s rights and obligations under the Design-Build Documents. The Design-Builder shall execute all consents reasonably required to facilitate such assignment.

§A.13.3 WRITTEN NOTICE

§ A.13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if sent by registered or certified mail to the last business address known to the party giving notice. Notwithstanding the foregoing, any notice to the Design-Builder, including, without limitation, any notice given pursuant to Section A.12.2.2.1, shall include a copy to the Vice-President of Risk Avoidance of Design-Builder, but failure to deliver this copy to the Vice-President of Risk Avoidance of Design-Builder shall not invalidate the written notice.

§ A.13.4 RIGHTS AND REMEDIES

§ A.13.4.1 Duties and obligations imposed by the Design-Build Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ A.13.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Design-Build Documents, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ A.13.5 TESTS AND INSPECTIONS

§ A.13.5.1 Tests, inspections and approvals of portions of the Work required by the Design-Build Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Design-Builder shall give the Owner timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures.

§ A.13.5.2 If the Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section A.13.5.1, the Owner shall in writing instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section A. 13.5.3, shall be at the Owner’s expense.

§ A.13.5.3 If such procedures for testing, inspection or approval under Sections A.13.5.1 and A.13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure, including those of repeated procedures, shall be at the Design-Builder’s expense.

§ A.13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build Documents, be secured by the Design-Builder and promptly delivered to the Owner.

§ A.13.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.13.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work.

§ A.13.6 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

§ A.13.6.1 As between the Owner and Design-Builder:

.1                      Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

.2                      Between Substantial Completion and Final Application for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Application for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Application for Payment; and

.3                      After Final Application for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Application for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Design-Builder pursuant to any Warranty provided under Section A.3.5, the date of any correction of the Work or failure to correct the Work by the Design-Builder under Section A.12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Design-Builder or Owner, whichever occurs last.

ARTICLE A.14 TERMINATION OR SUSPENSION OF THE DESIGN/BUILD CONTRACT

§ A.14.1 TERMINATION BY THE DESIGN-BUILDER

§ A.14.1.1 The Design-Builder may terminate the Design-Build Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Design-Builder or a Contractor, Subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, for any of the following reasons:

.1                        issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

.2                        an act of government, such as a declaration of national emergency which requires all Work to be stopped;

.3                      the Owner has failed to make payment to the Design-Builder in accordance with the Design-Build Documents; or

.4                        the Owner has failed to furnish to the Design-Builder promptly, upon the Design-Builder’s request, reasonable evidence as required by Section A.2.2.8.

§ A.14.1.2 The Design-Builder may terminate the Design-Build Contract if, through no act or fault of the Design-Builder or a Contractor, Subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, repeated suspensions, delays or interruptions of the entire Work by the Owner, as described in Section A.14.3, constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ A.14.1.3 If one of the reasons described in Sections A.14.1.1 or A.14.1.2 exists, the Design-Builder may, upon seven days’ written notice to the Owner, terminate the Design-Build Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, Design-Builder’s Fee and damages, including, without limitation, overhead and Design-Builder’s Fee on the Work not executed.

§ A.14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Design-Builder or a Contractor or their agents or employees or any other persons performing portions of the Work under a direct or indirect contract with the Design-Builder because the Owner has persistently failed to fulfill the Owner’s obligations under the Design-Build Documents with respect to matters important to the progress of the Work, the Design-Builder may, upon seven additional days’ written notice to the Owner, terminate the Design-Build Contract and recover from the Owner as provided in Section A.14.1.3.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

§ A.14.2 TERMINATION BY THE OWNER FOR CAUSE

§ A.14.2.1 The Owner may terminate the Design-Build Contract if the Design-Builder:

.1                        persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2                        fails to make payment to Contractors for services, materials or labor in accordance with the respective agreements between the Design-Builder and the Architect and Contractors;

.3                        persistently disregards laws, ordinances or rules, regulations or orders of a public authority having jurisdiction; or

.4                        otherwise is guilty of material breach of a provision of the Design-Build Documents.

§ A.14.2.2 When any of the above reasons exist, the Owner,, shall, without prejudice to any other rights or remedies of the Owner, provide Design-Builder and the Design-Builder’s surety, if any, twenty one days’ written notice of the factual basis for the termination condition (the “Cure Period”). Design-Builder shall within the Cure Period remedy and correct the identified deficiency and/or provide the Owner with a reasonable plan for remedying and correcting the identified deficiencies in the future, demonstrating that proactive steps are being taken to carry out such plan. If the Design Builder fails to cure the deficiencies as provided for in this Paragraph, the Owner may then terminate employment of the Design-Builder and may, subject to any prior rights of the surety:

.1                        take possession of the site;

.2                        accept assignment of contracts pursuant to Section A.5.5.1; and

.3                        finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Design-Builder, the Owner shall furnish to the Design-Builder a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ A.14.2.3 When the Owner terminates the Design-Build Contract for one of the reasons stated in Section A.14.2.1, the Design-Builder shall not be entitled to receive further payment until the Work is finished.

§ A.14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Design-Builder. If such costs and damages exceed the unpaid balance, the Design-Builder shall pay the difference to the Owner.

§ A.14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

§ A.14.3.1 The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ A.14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section A.14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:

.1                        that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or

.2                        that an equitable adjustment is made or denied under another provision of the Design-Build Contract.

§ A.14.4 TERMINATION BY THE OWNER FOR CONVENIENCE

§ A.14.4.1 The Owner may, at any time, terminate the Design-Build Contract for the Owner’s convenience and without cause.

§ A.14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Design-Builder shall:

.1                        cease operations as directed by the Owner in the notice;

.2                        take actions necessary, or that the Owner may direct, for the protection and preservation of the Work;
and

.3                        except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing contracts and purchase orders and enter into no further contracts and purchase orders.

§ A.14.4.3 In the event of termination for the Owner’s convenience prior to commencement of construction, the Design-Builder shall be entitled to receive payment for design services performed, costs incurred by reason of such

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

termination and reasonable overhead and profit on design services not completed. In case of termination for the Owner’s convenience after commencement of construction, the Design-Builder shall be entitled to receive payment for Work executed and costs incurred by reason of such termination, along with reasonable overhead and Design-Builder’s Fee on the Work not executed.

Init. /

AIA Document A141™ – 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:42:02 on 01/18/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(4026764805)

 AIA® Document A141™ – 2004 Exhibit B

Determination of the Cost of the Work

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

for the following PROJECT:

(Name and location or address)

The design and construction of a distribution center consisting of approximately 670,520 square feet, along with an attached office of approximately 19,650 square feet, located at 1377 Airport Road, Ft. Payne, Alabama 35968.

THE OWNER:

(Name and address)

The Children’s Place Services Company, LLC
915 Secaucus Road
Secaucus, NJ 07094

THE DESIGN-BUILDER:

(Name and address)

Clayco, Inc.
2199 Innerbelt Business Center Drive
St. Louis, MO 63114

Init. /

AIA Document A141™ – 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:39:45 on 01/17/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(2849049928)

1

(Paragraphs deleted)

ARTICLE B.2 COSTS TO BE REIMBURSED

§ B.2.1 COST OF THE WORK

The term Cost of the Work shall mean costs necessarily incurred by the Design-Builder in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article B.2.

§ B.2.2 LABOR COSTS

§ B.2.2.1 Wages of construction workers directly employed by the Design-Builder to perform the construction of the Work at the site or, with the Owner’s approval, at off-site locations.

§ B.2.2.2 Wages or salaries of the Design-Builder’s supervisory and administrative personnel, based upon the time expended on the Project, regardless of where such personnel are located.

§ B.2.2.3 Wages and salaries of the Design-Builder’s supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ B.2.2.4 Costs paid or incurred by the Design-Builder for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections B.2.2.1 through B.2.2.3.

§ B.2.3 CONTRACT COSTS

§ B.2.3.1 Payments made by the Design-Builder to Contractors (including, without limitation, the Design-Builder if the Design-Builder or a division or subsidiary of the Design-Builder is also a Contractor) in accordance with the requirements of their contracts.

§ B.2.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

§ B.2.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ B.2.4.2 Costs of materials described in the preceding Section B.2.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Design-Builder. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ B.2.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

§ B.2.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Design-Builder at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Design-Builder. The basis for the cost of items previously used by the Design-Builder shall mean the fair market value.

§ B.2.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Design-Builder at the site, whether rented from the Design-Builder or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented from the Design-Builder shall not exceed the fair market value thereof.

§ B.2.5.3 Costs of removal of debris from the site.

§ B.2.5.4 Cost of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

Init. /

AIA Document A141™ – 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:39:45 on 01/17/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(2849049928)

2

§ B.2.5.5 That portion of the reasonable expenses of the Design-Builder’s personnel incurred while traveling in discharge of duties connected with the Work.

§ B.2.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

§ B.2.6 DESIGN AND OTHER CONSULTING SERVICES

§ B.2.6.1 Compensation, including fees and reimbursable expenses, paid by the Design-Builder for design and other consulting services required by the Design-Build Documents.

§ B.2.7 MISCELLANEOUS COSTS

§ B.2.7.1 That portion of Design Builder’s insurance and bond premiums that can be directly attributed to this Design-Builds Contract. The Parties stipulate and agree that Design-Builder’s cost for the providing Design-Builder’s insurance (not including the insurance costs of Contractors or any builder’s risk insurance to be providing by Design-Builder) is 1.0 % of Cost of the Work (provided that such cost of insurance shall be excluded from the Cost of the Work solely for purposes of applying such percentage).

§ B.2.7.2 Sales tax, use tax or taxes of any other kind or nature imposed by a governmental authority that are related to the Work, subject to sales tax abatements set forth in A.3.6.1.

§ B.2.7.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Design-Builder is required by the Design-Build Documents to pay.

§ B.2.7.4 Fees of laboratories for tests required by the Design-Build Documents, except those related to defective or non-conforming Work for which reimbursement is excluded by Section A.13.5.3 of Exhibit A, Terms and Conditions, or other provisions of the Design-Build Documents, and which do not fall within the scope of Section A.13.5.3.

§ B.2.7.5 Royalties and license fees paid for the use of a particular design, process or product required by the Design-Build Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Design-Build Documents; and payments made in accordance with legal judgments against the Design-Builder resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Design-Builder’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section A.3.16.1 of Exhibit A, Terms and Conditions, or other provisions of the Design-Build Documents, then they shall not be included in the Cost of the Work.

§ B.2.7.6 Data processing costs related to the Work.

§ B.2.7.7 Deposits lost for causes other than the Design-Builder’s negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Design-Build Documents.

§ B.2.7.8 Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Design-Builder, reasonably incurred by the Design-Builder in the performance of the Work and with the Owner’s prior written approval, which approval shall not be unreasonably withheld.

§ B.2.7.9 Expenses incurred in accordance with the Design-Builder’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

§ B.2.7.10 Payments by the Design-Builder into reserves established under the Clayco Coordinated Insurance Program (the “CCIP”) for the Project for providing commercial general liability, workers’ compensation, and overlying umbrella insurance for enrolled Contractors and Subcontractors. The Design-Builder represents that the amount of such reserve payments shall not exceed the insurance premiums that reasonably would be incurred for the Project in the absence of the CCIP.

§ B.2.7.11 Other direct expenses incurred by the Design-Builder in connection with the Project to the extent not described in this Section B.2.7.

Init. /

AIA Document A141™ – 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:39:45 on 01/17/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(2849049928)

3

§ B.2.8 OTHER COSTS AND EMERGENCIES

§ B.2.8.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

§ B.2.8.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section A.10.6 of Exhibit A, Terms and Conditions.

§ B.2.8.3 Cost of repairing or correcting damaged or non-conforming Work executed by the Design- Builder. Contractors, Subcontractors or suppliers, provided that such damaged or non-conforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Design-Builder and only to the extent that the cost of repair or correction is not recovered by the Design-Builder from insurance, sureties, Contractors, Subcontractors or suppliers.

ARTICLE B.3 COSTS NOT TO BE REIMBURSED

§ B.3.1 The Cost of the Work shall not include:

§ B.3.1.1 Salaries and other compensation of the Design-Builder’s personnel stationed at the Design-Builder’s principal office or offices other than the site office, except as specifically provided in Sections B.2.2.2 and B.2.2.3.

§ B.3.1.2 Except to the extent provided in Article B.2, expenses of the Design-Builder’s principal office and offices other than the site office.

§ B.3.1.3 Overhead and general expenses, except as may be expressly included in Article B.2 of this Exhibit.

§ B.3.1.4 The Design-Builder’s capital expenses, including interest on the Design-Builder’s capital employed for the Work.

§ B.3.1.5 Rental costs of machinery and equipment, except as specifically provided in Section B.2.5.2.

§ B.3.1.6 Except as provided in Section B.2.8.3 of this Agreement, costs due to the negligence or failure of the Design-Builder to fulfill a specific responsibility of the Design-Builder, Contractors, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

§ B.3.1.7 Any cost not specifically and expressly described in Article B.2, Costs to be Reimbursed.

§ B.3.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum price, if any, to be exceeded.

ARTICLE B.4 DISCOUNTS, REBATES AND REFUNDS

§ B.4.1 Cash discounts obtained on payments made by the Design-Builder shall accrue to the Owner if (1) before making the payment, the Design-Builder included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Design-Builder with which to make payments; otherwise, cash discounts shall accrue to the Design-Builder. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Design-Builder shall make provisions so that they can be secured.

§ B.4.2 Amounts that accrue to the Owner in accordance with the provisions of Section B.4.1 shall be credited to the Owner as a deduction from the Cost of Work.

ARTICLE B.5 CONTRACTS AND OTHER AGREEMENTS OTHER THAN FOR DESIGN PROFESSIONALS HIRED BY THE DESIGN-BUILDER

§ B.5.1 The Owner hereby agrees that portions of the Work may be contracted to the Design-Builder or any division or subsidiary of the Design-Builder. Those portions of the Work that the Design-Builder does not perform with the Design-Builder’s own personnel (or which are not contracted to the Design-Builder or a division or subsidiary thereof as aforesaid) shall be performed by others under contracts or by other appropriate agreements with the

Init. /

AIA Document A141™ – 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:39:45 on 01/17/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(2849049928)

4

Design-Builder. The Owner may designate specific persons or entities from a list of proposed bidders to be submitted by the Design-Builder to the Owner for all contracted work and from whom the Design-Builder shall obtain bids. The Design-Builder shall obtain bids from Contractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Owner. The Owner shall then determine which bids will be accepted. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has reasonable objection.

§ B.5.2 Contracts or other agreements shall conform to the applicable payment provisions of this Design-Build Contract, and shall not be awarded on the basis of cost plus a fee without the Owner’s prior consent.

§ B.5.3 The Owner shall be invited to all contract bid and design review meetings.

ARTICLE B.6 ACCOUNTING RECORDS

§ B.6.1 The Design-Builder or any affiliated person or entity which performs a portion of the Work shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Agreement, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded access to, and shall be permitted to audit and copy, the Design-Builder’s records, books, correspondence, instructions, receipts, contracts, purchase orders, vouchers, memoranda and other data relating to this Agreement, and the Design-Builder shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

§ B.6.2 When the Design-Builder believes that all the Work required by the Agreement has been fully performed, the Design-Builder shall deliver to the Owner’s accountant a final accounting of the Cost of the Work.

§ B.6.3 The Owner’s accountants will review and report in writing on the Design-Builder’s final accounting within 21 days after delivery of the final accounting. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Design-Builder’s final accounting, and provided the other conditions of Section A.9.10 of the Agreement have been met, the Owner will, within seven days after receipt of the written report of the Owner’s accountants, either make the final payment or deliver to the Design-Builder a copy of the Owner’s accountant’s report and notify the Design-Builder in writing of the Owner’s reasons for withholding final payment.

§ B.6.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Design-Builder’s final accounting to be less than claimed by the Design-Builder, the Design-Builder shall be entitled to initiate resolution of the dispute pursuant to Article 6 of the Agreement and Article A.4 of Exhibit A, Terms and Conditions, for the disputed amount. If the Design-Builder fails to so initiate resolution of the dispute within the period of time required by Section A.4.1.2 of Exhibit A, Terms and Conditions, the substantiated amount reported by the Owner’s accountants shall become binding on the Design-Builder. Pending a final resolution pursuant to Article 6 of the Agreement and Article A.4 of Exhibit A, Terms and Conditions, the Owner shall pay the Design-Builder the amount, if any, determined by the Owner’s accountant to be due the Design-Builder.

§ B.6.5 If, subsequent to final payment and at the Owner’s request, the Design-Builder incurs costs in connection with the correction of defective or non-conforming work as described in Article B.2, Costs to be Reimbursed, and not excluded by Article B.3, Costs Not to be Reimbursed, the Owner shall reimburse the Design-Builder such costs and the Design-Builder’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Design-Builder has participated in savings as provided in Section 4.4.3.1 of the Agreement, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Design-Builder.

Init. /

AIA Document A141™ – 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:39:45 on 01/17/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(2849049928)

5

 AIA® Document A141™ – 2004 Exhibit C

Insurance and Bonds

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

for the following PROJECT:
(Name and location or address)

The design and construction of a distribution center consisting of approximately 670,520 square feet, along with an attached office of approximately 16,650 square feet, located at 1377 Airport Road, Ft. Payne, Alabama 35968.

THE OWNER:

(Name and address)

The Children’s Place Services Company, LLC
915 Secaucus Road
Secaucus, NJ 07094

THE DESIGN-BUILDER:

(Name and address)

Clayco, Inc.
2199 Innerbelt Business Center Drive
St. Louis, MO 63114

Init. /

AIA Document A141™ – 2004 Exhibit C. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:42:06 on 01/17/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(3599262832)

1

ARTICLE C.1

The Owner and Design-Builder shall provide policies of insurance as required by the Design-Build Documents, or as follows:

(Specify changes, if any, to the requirements of the Design-Build Documents, and for each type of insurance identify applicable limits and deductible amounts.)

As specified in Section A.11.4 of Exhibit A, Owner will obtain and maintain at all times Builder’s Risk insurance for the Project and such insurance shall name the Design-Builder as an additional insured. Current evidence of such insurance shall be furnished to Design-Builder upon request. Owner shall be responsible for the deductible. Design-Builder will maintain the following insurance coverage which policies shall state that the insurance is primary insurance for claims caused by Design-Builder, unless the claim is a Builder’s Risk claim covered by the Builder’s Risk policy, (i) commercial general liability insurance as described in Section A.11.2 of Exhibit A, Terms and Conditions, with coverage limits of not less than $1,000,000 per occurrence, (ii) employer’s liability coverage with limits of not less than $1,000,000, (iii) worker’s compensation with limits of not less than $1,000,000, (iv) automobile liability coverage of not less than $1,000,000, (v) umbrella liability with limits of not less than $10,000,000. All such insurance shall name Owner as an additional insured.

ARTICLE C.2

The Design-Builder shall provide surety bonds as follows:
(Specify type and penal sum of bonds.)

In the event Owner decides to directly finance the costs of the Project and the Lender selected by Owner requires performance and/or payment bonds as a condition to such financing, then, upon receipt by Design-Builder of a written request from Owner, Design-Builder shall secure such bonds within a commercially reasonable time period and the cost of such bonds shall be paid by Owner.

Type	Penal Sum $(0.00)

§ C.2.1 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Agreement, the Design-Builder shall promptly furnish a copy of the bonds or shall permit a copy to be made.

Init. /

AIA Document A141™ – 2004 Exhibit C. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:42:06 on 01/17/2007 under Order No.1000275504_1 which expires on 12/20/2007, and is not for resale.

	User Notes:	(3599262832)

2

Exhibit D

Children’s Place - Disney

690,170 sf Warehouse & Office Conceptual Budget
December 18, 2006

		CONTROL	COST
		BUDGET	PER/SF
02000	SITE WORK

02050	Demolition / Site Clearing	$7,000	$0.01
02200	Earthwork	$2,887,330	$4.18
02201	Rock Excavation	$2,082,000	$3.02
02500	Asphalt Paving and Striping	$2,940,070	$4.26
02510	Concrete Paving & Curbs	$734,233	$1.06
02605	Sanitary Sewer	$61,870	$0.09
02660	Water Distribution	$444,054	$0.64
02680	Gas Main to Building - EXCLUDED	$0	$0.00
02700	Storm Sewers	$209,822	$0.30
02780	Electric Co. Charges - EXCLUDED	$0	$0.00
02781	Underground Electric Conduit	$21,112	$0.03
02783	Underground Telephone Conduit	$7,800	$0.01
02800	Misc. Site Improvements	$80,227	$0.12
02806	Fencing & Gates	$115,470	$0.17
02808	Railroad Work - EXCLUDED	$0	$0.00
02850	Hardscape Allowance	$0	$0.00
02900	Landscaping Allowance	$100,000	$0.14
02950	Irrigation Allowance	$50,000	$0.07
	SITE WORK TOTAL	$9,740,988	$14.11

02000	EARTHWORK

02220	Excavation and Backfill	$85,448	$0.12
02370	Piles and Caissons - EXCLUDED	$0	$0.00
	EARTHWORK TOTAL	$85,448	$0.12

CLAYCO, INC.

1

03000	CONCRETE

03210	Reinforcing Steel	$189,648	$0.27
03300	Cast-in-Place Concrete	$571,649	$0.83
03345	Concrete Flatwork	$2,551,304	$3.70
03350	Caulk Floor Joints - MM80	$84,000	$0.12
03355	Concrete Sealer - Ashford	$80,462	$0.12
03400	Architectural Concrete Wall Panels	$1,678,605	$2.43
	CONCRETE TOTAL	$5,155,668	$7.47

04000	MASONRY

04210	Masonry	$61,452	$0.09
	MASONRY TOTAL	$61,452	$0.09

05000	METALS

05120	Structural Steel	$1,260,798	$1.83
05200	Misc. Metals for Tilt-up Panels	$20,233	$0.03
05210	Steel Joists	$1,570,137	$2.28
05300	Metal Decking	$426,541	$0.62
05340	Structural Erection	$687,970	$1.00
	METALS TOTAL	$3,965,679	$5.75

06000	WOOD & PLASTICS

06100	Rough Carpentry	$72,114	$0.10
06200	Finish Carpentry	$0	$0.00
	WOOD & PLASTICS TOTAL	$72,114	$0.10

07000	THERMAL & MOISTURE PROTECTION

07100	Waterproofing	$0	$0.00
07200	Insulation	$2,112	$0.00
07500	Roofing	$1,528,800	$2.22
07600	Flashing and Sheet Metal	$74,650	$0.11
07700	Skylights & Roof Hatch	$1,700	$0.00
07920	Sealants and Caulking	$52,513	$0.08
	MOISTURE PROTECTION TOTAL	$1,659,775	$2.40

2

08000	DOORS & WINDOWS

08200	Doors, Frames and Hardware	$55,862	$0.08
08300	Overhead Doors & Operators	$105,500	$0.15
08800	Glass & Glazing	$198,522	$0.29
	DOORS & WINDOWS TOTAL	$359,884	$0.52

09000	FINISHES

09200	Framing and Drywall	$8,488	$0.01
09500	Acoustical Treatment	$0	$0.00
09650	Ceramic / Quarry Tile	$0	$0.00
09680	Carpet & Resilient Flooring	$0	$0.00
09900	Painting	$211,317	$0.31
09950	Wall Coverings / Zolotone Allowance	$0	$0.00
	FINISHES TOTAL	$219,805	$0.32

10000	SPECIALTIES

10150	Toilet Partitions and Access.	$0	$0.00
10550	Lockers & Benches	$0	$0.00
10600	Miscellaneous Specialties	$11,021	$0.02
10610	Appliances	$0	$0.00
10900	Interior Signage & Directory Allowance	$0	$0.00
10950	Exterior Signage Allowance	$0	$0.00
	SPECIALTIES TOTAL	$11,021	$0.02

11000	EQUIPMENT

11161	Miscellaneous Dock Equipment	$7,200	$0.01
11160	Hyd. Dock Levelers (35,000 LB Static Load Capa	$270,750	$0.39
11161	Reduce Qunatity of Dock Levelers	$(125,400)	$(0.18)
11162	Form Pits	$34,304	$0.05
11164	Truck Restraints - Automatic	$0	$0.00
11165	Dock Seals	$78,375	$0.11
11166	Dock Shelters	$0	$0.00
11167	Dock Lights	$14,400	$0.02
	EQUIPMENT TOTAL	$279,629	$0.41

3

12000	FURNISHINGS

12510	Window Treatment	$0	$0.00
	FURNISHINGS TOTAL	$0	$0.00

13000	SPECIAL CONSTRUCTION

13320	Access Flooring	$0	$0.00
13350	Pre-Engineered Const	$0	$0.00
	SPECIAL CONSTRUCTION TOTAL	$0	$0.00

14000	CONVEYING SYSTEMS

14200	Elevators	$0	$0.00
14300	Bridge Cranes	$0	$0.00
	CONVEYING SYSTEMS TOTAL	$0	$0.00

15000	MECHANICAL SYSTEMS

15300	Fire Protection	$1,036,099	$1.50
15310	Booster Pumps	$65,000	$0.09
15400	Plumbing	$199,755	$0.29
15500	HVAC	$945,346	$1.37
	MECHANICAL SYSTEMS TOTAL	$2,246,200	$3.25

16000	ELECTRICAL

16050	Electrical	$2,950,485	$4.28
16100	Site Lighting	$266,020	$0.39
	ELECTRICAL TOTAL	$3,216,505	$4.66

4

17000	CONSULTING SERVICES

17000	Peer Reviews	$3,500	$0.01
17100	Architectural Services	$160,384	$0.23
17200	Structural Services	$115,845	$0.17
17300	Mechanical-Electrical-Plumbing-Sprinklers	$14,500	$0.02
17400	Civil Services	$118,900	$0.17
17470	Subsurface Soils Report	$48,593	$0.07
17500	Testing Services Allowance	$3,500	$0.01
17600	Renderings	$2,950	$0.00
17900	Reimbursables / Reproduction	$20,705	$0.03
	CONSULTING SERVICES TOTAL	$488,877	$0.71

18000	TENANT FINISH

03345	Concrete Flatwork	$0	$0.00
04210	Masonry	$0	$0.00
05120	Structural Steel	$0	$0.00
06200	Finish Carpentry	$0	$0.00
08200	Doors & Frames	$0	$0.00
08800	Glass & Glazing	$0	$0.00
09200	Framing and Drywall	$0	$0.00
09500	Acoustical Treatment	$0	$0.00
09650	Ceramic / Quarry Tile	$0	$0.00
09680	Carpet & Resilient Flooring	$0	$0.00
09900	Painting	$0	$0.00
09950	Wall Coverings / Zolotone Allowance	$0	$0.00
10150	Toilet Partitions and Access.	$0	$0.00
10550	Lockers & Benches	$0	$0.00
10600	Miscellaneous Specialties	$0	$0.00
10900	Interior Signage & Directory Allowance	$0	$0.00
12510	Window Treatment	$0	$0.00
13320	Access Flooring	$0	$0.00
15300	Fire Protection	$0	$0.00
15400	Plumbing	$0	$0.00
15500	HVAC	$0	$0.00
16050	Electrical	$0	$0.00
18001	Office Finish-out Allowance	$1,284,000	$1.86
	TENANT FINISH TOTAL	$1,284,000	$1.86

5

01000	GENERAL CONDITIONS

18010	Project Management	$192,722	$0.28
18020	Field Supervision	$241,749	$0.35
18025	Travel Expenses	$116,425	$0.17
18030	Drawing Reproduction & Progress Photos	$13,000	$0.02
18060	Construction Cleaning & General Labor	$72,238	$0.10
18100	Equipment Rental & Small Tools	$80,700	$0.12
18200	Misc. GCs	$40,909	$0.06
18210	Weather Protection Allowance	$300,000	$0.43
18270	Temporary Utilities	$23,850	$0.03
	GENERAL CONDITIONS TOTAL	$1,081,593	$1.57

6

	SUMMARY	CONTROL BUDGET	COST PER/SF

02000	SITE WORK	$9,740,988	$14.11
02000	EARTHWORK	$85,448	$0.12
03000	CONCRETE	$5,155,668	$7.47
04000	MASONRY	$61,452	$0.09
05000	METALS	$3,965,679	$5.75
06000	WOOD & PLASTICS	$72,114	$0.10
07000	THERMAL & MOISTURE PROTECTION	$1,659,775	$2.40
08000	DOORS & WINDOWS	$359,884	$0.52
09000	FINISHES	$219,805	$0.32
10000	SPECIALTIES	$11,021	$0.02
11000	EQUIPMENT	$279,629	$0.41
12000	FURNISHINGS	$0	$0.00
13000	SPECIAL CONSTRUCTION	$0	$0.00
14000	CONVEYING SYSTEMS	$0	$0.00
15000	MECHANICAL SYSTEMS	$2,246,200	$3.25
16000	ELECTRICAL	$3,216,505	$4.66
18000	TENANT FINISH	$1,284,000	$1.86
17000	CONSULTING SERVICES	$488,877	$0.71
01000	GENERAL CONDITIONS	$1,081,593	$1.57
	CONTINGENCY	$150,000	$0.22
	LUMP SUM ADJUSTMENT	$0	$0.00
	MISCELLANEOUS	$0	$0.00
	INSURANCE	$316,500	$0.46
	BUILDERS RISK INSURANCE	$0	$0.00
	OTHER INSURANCE	$0	$0.00
	PERFORMANCE & PAYMENT BONDS		$0.00
	BUILDING PERMITS	$0	$0.00
	OTHER PERMITS & FEES	$0	$0.00
	2.5% Development Fee	$0	$0.00
	OVERHEAD & PROFIT	$1,594,841	$2.31

	TOTAL ESTIMATE	$31,989,979	$46.35

7

Exhibit E

OUTLINE SPECIFICATIONS

The Children’s Place
Ft. Payne, Alabama

December 18, 2006

These specifications are intended to establish the scope of work necessary to design and construct a 670,520 sf Distribution Center with approximately 19,650 sf of attached office for The Children’s Place in Fort Payne, Alabama. The scope of work is further described in the following:

The drawing document list below is a narrative only. Please refer to the attached Document list for a complete list of current documents.

Document	Date	Title	Author

C 1 – C27	10-27-06	Civil Drawings Water, Sanitary	Stock & Associates

A0-00 – A11-01	11-03-06	Architectural Drawings Progress Set #4	Forum Studio
S1-1 – S6-1	11-07-06	Structural Drawings MEP Coordination	Alper Audi
R-1		Rendering	Forum Studio
	August 31, 2006	Geotechnical Study	EGC, Inc.

DIVISION 1 - GENERAL REQUIREMENTS

Section 1A - Summary of Work

1. The building footprint is 690,170 square feet. The area is subdivided into the following areas:

a.	Office		17,450 square feet
		1.	2,200 square feet Shipping & Receiving
b.	Warehouse		668,760 square feet
c.	Pump / Electric		1,760 square feet
d.	Mezzanine Area		101,500 sf (By Owner)

2.                         The warehouse/distribution facility will have an interior clear height of 36’-0”, except at the dock bays and conveyor bays, which will be 34’-9” at conveyor areas and 35’-3” at the South dock bays, 35’-11” at the North dock bays.

3.                         Typical column bay spacing will be 50’ x 58’.

4.                         The project consists of a One Hundred and five (105) acre site.

5.                         Parking for Four Hundred and Eight (408) cars will be provided.

6.                         Parking for Three Hundred and Twenty Six (326) trucks will be provided.

7.                         The work consists of site improvements and construction of a facility with associated parking and dock areas. The initial design will accommodate Ninety-Six (96) dock locations. Four (4) drive-in overhead doors have been included in the design, at the four building corners facing the North and South exposures.

8.                         The exterior of the building is to be load bearing, tilt-up concrete, architectural wall panels, with aluminum framed punched windows, and curtainwall.

Section 1B - General Conditions

1.                         The following items will be provided by Children’s Place for the Design/Builder’s use:

a.                         Phase I Environmental Report

b.                        Utilities to the building

c.                         Boundary Survey / Topography

d.                        Soil Borings / Geotechnical Report

2.                         The Design/Builder shall include the following items as required for the execution and/or completion of the work. PLEASE NOTE:  This listing is not to be considered all-inclusive or complete, but merely as a guide for the major items to be included under this Division.

a.                       Architectural and engineering documents will be provided. Plumbing, mechanical, electrical, and fire protection drawings will be completed on a design/build basis.

The Design/Builder shall cause the preparation and design of all construction drawings and specifications utilizing a licensed, registered, insured Architect and Engineer for all design and structural components of the building. The Design/Builder will cause the design to comply with all applicable local, state, and national codes, and all design requirements for obtaining the necessary permits.

2

Provide all shop drawings, cut sheets, samples, submittals, and other required items for Owner’s review. Simultaneously, both Design/Builder and design professionals are to review and approve all shop drawings and submittals subject to final review by Owner.

In addition to all other insurance requirements of the Design/Builder set forth in these general conditions or the general conditions attached to the AIA Contract Agreement, the Design/Builder shall require its Architect and all other professional sub-Design/Builders to obtain and maintain professional errors and omissions coverage in connection with such sub-Design/Builder’s work. Professional errors and omissions insurance shall be endorsed to provide contractual liability coverage. Such coverage for the Architect and any other professional sub-Design/Builder shall be in amounts not less than $2,000,000 each. Certified copies of the policies evidencing such coverage shall be furnished at the same time as the other evidence of insurance required under this agreement.

The Design/Builder is not licensed as an Architect or Engineer in the State of Alabama and is not authorized by law to perform design services. Accordingly, Design/Builder will not perform design services pursuant to the contract documents, but will furnish and warrant such services as otherwise herein provided.

b.                        Temporary Utilities

Water, telephone, natural gas and electricity, shall be provided by the City of Ft. Payne of sufficient capacity and at the locations required for the work. Temporary toilet facilities will be included and paid for by the Design / Builder. The Children’s Place / The City of Ft. Payne, shall pay for all costs to establish service and usage for the duration of the project.

c.                         Supervision

Any and all Design/Builder project site and office supervision required for the work shall be included, including a fulltime, qualified Field Superintendent.

A Project Manager will be provided to coordinate both design and construction and to serve as liaison between the design team, Owner’s representatives, and the Field Superintendent. The cost of this Project Manager is included. A part time Project Director will be provided to coordinate all start up activities and act as a direct laison between The Children’s Place and the design team.

3

d.                        A progress schedule will be a part of the contract and the schedule will be updated and delivered to the Owner’s representatives not less than once monthly.

The Design/Builder’s personnel will direct project progress meetings at the jobsite. The Owner’s representatives will be invited, as well as the Owner’s Project Manager, all sub-Design/Builders, and key equipment and material suppliers.

There will be written minutes of the meetings and distributed copies to all parties concerned within three (3) days following the meeting.

e.                         Progress photographs to document completion of the work will be submitted on a monthly basis.

f.                           Payment requests will be submitted monthly using AIA G702 format and G703 schedule of values. Billing procedures will be confirmed with the Owner’s representatives.

g.                        The Design/Builder will submit all claims for changes to the Owner’s representative for approval, including the add or credit cost of the change and the effect on contract completion date. No change order work will be started prior to Owner’s approval.

h.                        Security

The Children’s Place, at their discretion, will provide and maintain jobsite security, as required to secure the project during the construction duration. Clayco will provide electronic security for the jobsite trailer.

i.                            Insurance Coverage

Provide a Certificate of Insurance issued to the Owner evidencing insurance coverage as follows:

Workmen’s Compensation	$1,000,000
General Liability including Contractual Liability	$2,000,000
Comprehensive Auto	$1,000,000

Provide $50,000,000 umbrella coverage.

Builders Risk Insurance is excluded by the Design / Builder.

j.                            Surveys and Layout

4

Owner shall provide a monumented boundary survey of the parcel. The Design / Builder shall perform all work required for the layout of the work, including line and grade surveying.

k.                         Testing Services

Testing Services to be provided by The Childrens Place.

l.           Materials and Workmanship

Materials used in the work will conform to the latest Standard Specification of the American Society for Testing Materials, The American Concrete Institute, The American Institute of Steel Construction, American Welding Society, American Society of Mechanical Engineers, National Electric Code, N.E.M.A., American Institute of Electrical Engineers, and the rules and regulations of the National Fire Protection Association.

The workmanship will be consistent with the best practice of the various building trades and will conform to the standards of good construction for this class of work.

Where a product is specified by a trade name, a product of equal performance may be substituted only with the prior approval of the Architect or Engineer of Record.

m.                      Color Selections

Owner and/or Architect will provide a finish color schedule of the exposed surfaces of the work in a timely manner for the Design/Builder’s use in coordinating building shell and tenant improvements.

n.                        Temporary Heat, Water, and Power

Temporary heat, water, and power will be provided by others until the building is permanently or temporarily enclosed. After this time, it is assumed that the installation of the permanent heating system will have progressed far enough for it to be used for heating the building. No winter conditions have been included.

o.                        Guarantees

Upon notice from the Owner, the Design/Builder will remedy any defects due to defective workmanship or materials that appear within a period of one (1) year from the date of Substantial Completion of the work.

5

p.                        The following items are included in the General Conditions/General Requirements for the Design/Builder:

1.                         General expenses, such as office equipment, stationery and office supplies, postage, telephone, shop drawing blueprints, reproduction costs, progress photographs, computer and EDP expenses, first aid supplies, insurance, and other such miscellaneous expenses.

2.                         Project staff, including salaries and benefits for, but not limited to Project Executive, Project Director, Project Manager, Project Superintendent, Safety Personnel, Engineers, Accountants, Assistants, Estimators, Purchasing, Secretaries, and Clerks.

3.                         Tools and supplies, including hand tools and construction equipment having an individual new value of less than $100 and consumable items that are used in the construction operation, such as chalk, kerosene, brooms, brushes, etc.

4.                         Job office, including rental of trailers, temporary buildings, or office space for project staff. Also, include interior modification and mechanical/electrical work as required to said job offices.

5.                         Plant, vehicles, and repairs, such as purchase of rental charges for plant owned by Design/Builder or outside parties. Items include transits and levels, rental or purchase of job vehicles, repairs and maintenance of plant, and vehicles used specifically on this project.

6.                         Temporary buildings, barricades, and installations, including labor, lumber, millwork, and other building materials used in the construction of tool sheds and other temporary structures with the exception of the job office that is included above.

q.                        Project close-out requirements will be provided as follows:

1.                         Record drawing plans that will be maintained in the field trailer of all field changes on the contract drawings and at the conclusion of the project a set of reproducible stamped “Record Drawing”, including field changes, will be turned over to the Owner.

2.                         Three (3) sets of operating and maintenance manuals will be delivered to the Owner.

3.                         Operating instructions for major systems will be provided to the Owner’s representatives. Walk the Owner’s designate through all

6

systems and demonstrate the proper sequence of starting, normal operation, and adjustments and shutdown. Include physical verification that all safeties work properly.

4.                         Provide job cleanup during the project and final cleanup. Clean and wash windows, remove all debris inside and out, and leave the entire building “broom clean”.

r.                           All building permits and fees by any Authority having jurisdiction are not included.

DIVISION 2 - SITE WORK

Section 2A - Subsurface Investigation

1.                         A soils investigation shall be completed by others. We have based our foundation design on an acceptable bearing capacity of 3,000 psf and assumed that the on site soils can be used for building purposes, with the addition of lime stabilization at the building pad.

Section 2B - Demolition

1.                         This proposal does not include cutting / capping and demolition or relocation of existing utilities.

Section 2C - Site Preparation

1.                         Clearing, and grubbing (Including stumps / root ball) shall be provided by others, to remove vegetation, trees and/or shrubs in the area of the new construction. Site development is included by the Design / Builder.

Section 2D - Earthwork

1.                         The site will be rough and fine graded as necessary to attain the grades indicated on the concept site and grading plan.

We have included 2” of topsoil depth, per the EGC Geotechnical Report dated, July 21, 2006.

2.                         Installation of soil erosion measures is included in this proposal.

3.                         We are balancing the site and planning to utilize the existing soils for filling purposes. We have not included any cost for importing or exporting site material. We have raised the building as much as practicle to mitigate rock removal. Available chert material will be used at the building pad. Lime stabilization is

7

included at this time, due an excessive amount of rainfall and per the building pad / soils remediation letter dated November 10, 2006, accepted by The Children’s Place. The amount of this soils remediation is included in the amount of $431,879. An additional earthwork contingency allowance in the amount of $150,000 is included, for unforeseen weather and circumstances.

4.                         This proposal includes the import and placement of 2’-0” of Chert material for the future expansion to the bottom of the stone below the slab on grade. The stone sub-base at the expansion is not included at this time. Stone base will be provided as described in the November 10 letter.

5.                         This proposal includes finish grading of areas around the building, paving, and sidewalks to achieve proper drainage and uniform surfaces to a 0.1 foot (±) tolerance.

6.                         Mass rock removal has been included as a lump sum, with the earthwork contractor. Additional trench rock removal for all remaining underground activities, including foundations, and site utilities is included as an allowance of $195,000.

7.                         Landscaped areas will be fine graded for planting by landscaping contractor. Topsoil will be generated from the site and placed, unscreened, in the greenbelt areas.

8.                         We exclude any remediation work for poor soils (wet conditions, un-compacted areas, sink holes, special wetland mitigation work, etc)

Section 2E - Storm Drainage

1.                         Surface runoff of storm water shall be by sheet flow, diverted into the detention basins shown on the site plan.

2.                         The roof area will drain to exterior gutters and downspouts, and will daylight at the dock aprons on the North and South elevations of the facility.

Section 2F - Asphalt Paving

1.                         Asphalt paving in the truck maneuvering areas to be 7.5” asphalt paving over 9” of granular base at the North, East and West. Truck maneuvering areas to be 4” asphalt paving over 4” granular base at the South.

2.                         Car paving areas shall be 4” of asphalt paving over 6” of granular base. Concrete curb and gutters are included.

3.                         All paved area will be striped as shown on the attached site plan.

8

4.                         We are basing the asphalt section as designed based upon a twenty (20) year life space, per the Geotechnical Report from EGC, dated July 21, 2006.

5.                         We are assuming that the traffic on the paved asphalt will not exceed 1,000 cars per day and 100 trucks per day. This is subject to verification of the final CBR analysis and evaluation of truck traffic / cycles, however, we are designing the parking areas based on the information provided below by The Childrens Place:

- All product arrives via semis using ocean-going shipping containers (i.e., tractor, container, trailer dolly axle unit).

- The incoming loads are dropped at an area other than the dock.

- The yard tractor moves the loaded container at least once within the yard; sometimes twice.

- All of their product moves out via FedEx or UPS trucks.

- The empty shipping containers leave as empty semis.

Based on the above information, we have modeled the traffic as follows:

Standard-duty Pavement

1000 passenger vehicles per day

Heavy-duty Pavement

100 incoming loaded semis per day, 80K, five axles

150 yard moves of loaded containers per day, 80K, four axles (the yard tractor has only one drive axle and it gets heavily loaded when moving containers)

400 FedEx/UPS trucks per day (4:1 ratio of lighter trucks moving product out vs. incoming semis), 24K, two axles

100 outbound empty semis per day, 25K, five axles

It should be noted that the heavy-duty pavement is for the drive lanes. The concrete dock apron will get fewer passes of trucks as will the trailer parking stalls. We will reduce the sections in these areas accordingly. The risk is that heavy traffic swings through or cuts across trailer parking stall pavement if a number of adjacent stalls are unoccupied.

Every attempt will be made to evaluate additional paving sections as well as concrete for all current asphalt areas, to determine the most cost effective solution for the project.

9

Section 2G - Site Utilities

1.                         The following is our assumptions for the on site utilities:

Description	Avg. Depth	Connection Pt.	Total Length
Storm	6’	W-E Property Line	1,300 LF

2.                         We assume the local utility company’s and municipalities will provide adequate pressure and capacity to the building.

3.                         The local utility company will provide gas service to the building.

4.                         Water to the building for fire protection and domestic water is included, by the utilities. We have assumed adequate flow and pressure will be available at the site.

5.                         We have assumed that telephone service, supplied by others, will be provided, to the building, and jobsite trailers.

6.                         We have not included any road bores or open road cuts.

7.                         We have not included any pump stations for the storm system.

8.                         We have included a fire loop with approximately 4,425 LF of 10” main around the current footprint of the building, not including expansion.

Section 2H – Miscellaneous Site Improvements

1.        We have included the following items:

a.                          One (1) trash enclosure.

b.                         4,415 lineal feet of (6)’ fence with (3) strands of barb wire and Four (4) motorized gates.

c.                          Two (2) flag poles.

d.                         Guardhouse allowance of $45,000 including a restroom is included.

e.                          An allowance of $30,000 for a pneumatic tube delivery system at the guard shack.

10

Section 2I – Landscaping

1.                         Landscaping and irrigation are included in this proposal as a $150,000 allowance, including design.

DIVISION 3 – CONCRETE

Section 3A – Site Concrete

1.                         Walks to be 4” thick with a concrete compressive strength of 3500 psi and placed on 4” granular base.

2.                         A standard broom finish will be provided on concrete sidewalks.

3.                         A 6” thick wire mesh reinforced concrete dumpster pad will be provided.

4.                         Truck aprons, 60’ deep, 7” thick, will be installed in front of the dock doors. The aprons will be constructed of 4000 psi reinforced concrete, (assumes no granular fill under concrete).

5.                         Concrete curbs will be provided where paving abuts landscaped areas at the car parking areas. Truck parking areas will not include curbs, due to sheetflow of site water. Concrete bumpers are included at the truck parking areas.

Section 3B – Cast-In-Place Concrete

1.                         Reinforced concrete used for foundations will have a compressive strength of 3500 psi at twenty-eight (28) days.

2.                         All concrete work will be completed in accordance with the structural drawings and current ACI requirements.

3.                         Reinforced concrete spread footing will be designed using the recommendations of the geotechnical engineer. For the purposes of this proposal, we are including a bearing capacity of 3000 psf.

4.                         Interior column pads at all mezzanine areas will be designed to accommodate both the building column and adjacent mezzanine columns, per loads dictated by Wildeck and Dematic.

5.                         Footings for mezzanine along the dock wall are included. The additional 75 interior columns pads and anchor bolt / templates for the added mezzanine columns are included.

6.                         The interior office floor slab will be a 5” thick, 3500 psi, non-reinforced concrete slab installed over 4” compacted granular base.

11

7.                         Interior warehouse floor slab to be 8 1/2” (4000 psi) over 4” granular material, between column lines “D” and H.5 (North to South), and Column lines 4 through 27 (East to West). 8 ½” floor slab areas shall have a floor flatness of Ff 50 and FL 30 average. 6” (4000 psi) over 4” granular material, between column lines “A” to “D” and “H.5” to “L” (North to South) and Column lines 4 through 27 (East to West). Floor flatness shall be FF50 and FL30, average. Floor slabs will be saw cut with control joints on maximum 15’ spacing to control shrinkage cracks.

8.                         One (1) coat of Ashford formula will be applied to the floor slab as a sealer/hardener.

9.                         Non-shrink, non-metallic grout will be provided at all column base plates.

10.                   Metzger McQuire MM-80 floor joint sealant will be provided at all construction and control joints in the open warehouse areas only.

Section 3C – Tilt-Up Concrete Panels

1.                         All concrete panels will be completed as site cast, reinforced, un-insulated, concrete tilt-up panels. All tilt-up panels will be designed and constructed with the most up-to-date quality assurance programs available through the Tilt-Up Concrete Association, Concrete Specification Institute, Concrete Council, and Clayco Construction Company’s in-house quality control standards.

2.                         Interior warehouse walls not covered by insulation will receive a smooth trowel finish.

DIVISION 4 – MASONRY

Section 4A – Masonry

1.                         Masonry block walls (8”) will be provided at the shipping / receiving offices. Masonry walls will be reinforced as required.

DIVISION 5 – METALS

Section 5A – Structural Metal Framing

1.                         Structural steel shall comply with ASTM A-36 and A572, GD50 and structural steel framing shall include the following:

a.                         Structural  steel  column  and   beam  system  to  support the  roof structures.

b.                        Miscellaneous structural steel as required for new construction.

c.                         Steel channel framing as required for roof blockouts.

12

d.                        Structural  beam / joist to support the owner supplied conveyor systems.

2.                         All structural steel, joists, and joist girders shall receive factory primer or primer subsequent to fabrication.

3.                         Typical office bay spacing to be approximately 50’ x 50’.

4.                         Typical warehouse bay spacing to be approximately 50’ x 58’.

5.                         The structural design will incorporate vertical lateral bracing along column lines 13 and 18, which will extend below the clear height in a planned location.

6.                         The budget includes increased overhead support between column lines “14” and “16”/ “B” to “O”.

Section 5B – Metal Joist and Metal Decking

1.                         Steel roof decking to support roofing system per SDI Standard No. 1 with factory white primer. Metal decking to be 20 and 22 gauge. Roof deck and joist shall slope to exterior dock walls to provide for positive roof drainage.

2.                         Joist girders, metal joists, and metal deck will support the roof. The metal joist shall be designed as outlined in the SJI specifications. Joists and beams within the conveyor areas will be designed to support the conveyor loads imposed based upon information provided by Dematic.

3.                         A clear height of 36’ will be achieved at the lowest point of the warehouse, except for the dock bays and conveyor bays.

Section 5C – Metal Fabrications

1.                         We have included the following metal fabrication:

a.           (21) exterior dock stairs and handrails

b.          (0) interior exit stairs

c.           (0) decorative interior stairs (to be supplied by others)

d.          (253) 6” bollards

e.           (1) bi-fold partition support, Included In TI Allowance.

f.             250 LF of steel guardrail protection, included in TI allowance

2.                         Miscellaneous steel will be provided for rooftop unit supports, exterior stairs and handrails, and pipe bollards.

3.                         Exterior metal stairs with handrails will be provided at the building perimeter as shown on architectural drawing.

13

4.                         All lintels, 6” pipe bollards (concrete filled), steel tube, dock nosing, and hand rails will be provided, as required.

5.                         1,470 LF of dock canopy is included.

DIVISION 6 - WOODS AND PLASTICS

Section 6A – Rough Carpentry

1.                         Wood blocking, nailers, grounds blocking at parapet walls, furring and framing with standard construction grade #2 yellow pine or Douglas fir lumber required to complete all new construction (fire treated as required by Code).

DIVISION 7 - THERMAL AND MOISTURE PROTECTION

Section 7A – Insulation

1.                         Perimeter foundation insulation is included at the perimeter of the office area.

Section 7B – Roofing

1.                         A mechanically fastened TPO roof, FM I-60 wind uplift rating, with a wind speed of 55 MPH.

2.                         An approved roofing consultant will be required during roof installation to observe job progress and quality of work. The roof consultant to be provided by The Children’s Place.

3.                         Flashings and counter flashings will be installed as recommended by the roof manufacturer.

4.                         2” of poly-iso insulation roof insulation (R-13) will be provided and installed in accordance with the manufacturer recommendations.

5.                         The roof system includes a ten (10) year manufacturers warranty.

Section 7C – Flashing and Sheet Metal

1.                         “Kynar” finished aluminum sheet metal installed at locations requiring flashing and counterflashing.

2.                         “Slip sheet” counter-flashings at all HVAC curb and similar penetrations will be provided

14

3.                         “Kynar” finished aluminum coping will be installed at all parapets.

Section 7D – Roof Accessories

1. Two (2) roof hatches and ladders for access to the roof will be provided.

Section 7E – Caulking

1.                         Caulking will be installed at required joints and intersections to two (2) different materials. Exterior joints shall use two (2) component polyurethane based sealing compounds, Tremco Dymeric, or equal. Interior joints and under thresholds shall be architectural grade caulking compounds, Sonneborn Kaukit, or equal. Provide closed cell backer rod as required.

DIVISION 8 - DOORS AND WINDOWS

Section 8A - Metal Doors, Frames, and Hardware

1.                         Hollow metal doors and frames will be primed and coated with two (2) coats of gloss enamel paint. All hollow metal frames will have welded seams. All doors to be 18 gauge, 1-3/4” thick with finish faces. Exterior doors shall be insulated.

2.                         Finish door hardware will be commercial grade and shall be Schlage Commercial US 26D or approved equal.

3.                         Hollow metal, insulated exterior doors shall include cylinder locks, hydraulic closers, drip cap, strike lock shields, doorstops, sill sweeps, 1½ pair hinges, and code required panic hardware (where required). Hollow metal interior doors shall have 1½ pair hinges, cylinder locks, silencers, and doorstops.

4.                         All doors required by code to be fire rated and shall have labels designating hourly ratings per underwriter’s laboratory standards.

Section 8B – Overhead Doors

1.                         Provide Ninety-Six (96) exterior 8’ x 10’ manually operated overhead doors

2.                         Provide three (3) 12’ x 14’, manually operated, grade level doors.

3.                         Provide One (1) 12’ x 14’, manually operated, coiling door.

4.                         All exterior doors to be insulated.

5.                         Doors to have 3” wide, heavy-duty tracks and rollers with one (1) 6” x 12” view panel.

15

Section 8C - Glass and Glazing

1.                         Furnish and install an insulated window system at locations indicated by the architectural drawings. Clear anodized aluminum finish per the architectural drawings, glazed with insulated glass units per the architectural drawings is included.

2.                         Tempered glass doors and sidelights are included, where required by code.

3.                         Exterior windows shall be glazed with  1” insulated  reflective (Color to be determined) or tinted glass (laminated or tempered as required by Code).

4.                         Glass entry doors will be provided at entry locations.

DIVISION 9 - FINISHES

Section 9 – Tenant Improvement Finishes

Section 9A - Drywall

1.                         400 square feet of drywall soffit is included for the main lobby area.

2.                         All remaining gypsum board systems shall be included in the tenant finish allowance.

3.                         An allowance of $4,200 is included for an added wall between platforms near Column line “12”.

Section 9B - Acoustical Ceiling Tile

1.                         All Acoustical Ceilings to be included as part of the tenant finish allowance.

Section 9C - Flooring

1.                         All flooring shall be part of the tenant finish allowance.

Section 9D – Finish Carpentry

1.                         All finish carpentry shall be included in overall tenant finish allowance. A tenant  finish allowance of $40 / sf for the main office and $80 / sf for the warehouse offices, is included.

16

Section 9D - Interior Painting

1.                         Painting of all interior gypsum board systems to be part of the tenant finish allowance.

2.                         All interior masonry will receive two (2) coats of latex paint.

3.                         Epoxy flooring for 3,000 sf. is included.

4.                         Painting of all exterior stairs and handrails is included.

5.                         Painting of interior tilt up walls is included.

6.                         Interior floor striping is excluded.

Section 9E - Exterior Painting

1.                         The exterior of the building will be prepared per coating manufacturer’s recommendations to receive a one (1) coat MODAC paint system or a two (2) coat elastomeric system on all surfaces. A five (5) year, no fade warranty is included.

2.                         The hollow metal doors and frames will be painted with two (2) coats of paint.

3.                         All pipe bollards, handrails, and miscellaneous exposed metals are to be painted.

4.                         Interior masonry walls at the pump room are to receive block filler and one (1) coat latex paint.

5.                         Overhead door numbering / stenciling is excluded.

Section 9F – Interior Design Services

1.                         Forum Studio will be the Interior Design of Record. An allowance for interior services by others is not provided.

DIVISION 10 – SPECIALTIES

Section 10A - Toilet Partitions and Accessories

1.                         Toilet partitions and accessories are included as part of the tenant finish allowance.

Section 10B – Signage

1.                         Exterior handicap signage will be provided as required and necessary.

17

2.                         All Interior signage has been excluded.

3.                         Exterior corporate signage is excluded.

Section 10C – Lockers

1.                         Lockers to be provided as part of the tenant finish allowance.

Section 10D – Miscellaneous Items

1.                         Provide code required fire extinguishers with cabinets at the warehouse. Additional extinguishers and cabinets to be included as part of the tenant finish allowance.

2.                         Entrance mats and window treatments to be included as part of the tenant finish allowance.

DIVISION 11 – EQUIPMENT

Section 11A - Dock Levelers

1.                         Provide Fifty-One (51) 6’ x 8’ recessed “Air Bag” dock levelers; 30,000 pound mechanical dock levelers by McGuire, Kelly or equal.

2.                         Provide Ninety-Five (95) dock bumpers.

Section 11B - Dock Seals

1.                         Provide Ninety-Five (95) dock seals at overhead dock doors with heavy-duty, urethane coated nylon covering and truck bumpers.

Section 11C - Dock Lights

1.                         Provide Ninety-Five (95) 150 watt dock “swing” lights, and receptacles (one switch duplex outlet) are included at overhead doors.

DIVISION 15 – MECHANICAL

Section 15A – Fire Sprinkler System

1.                         Work will begin at the connection to the water main and shall include, but not be limited to the following:

a.                         Underground piping, detector check, valves, hydrants, fittings, and blocking.

b.                        Backflow preventor.

18

c.                         ESFR wet pipe head sprinkler systems for all warehouse areas and standard sprinkler heads for all office type areas.

d.                        We have assumed that adequate flow and pressure is available at the site, and that no site water storage tank is included.

e.                         An electric fire pump, (size to be determined as required) is included in the price.

f.                           Sprinklers for individual mezzanines are included, as Ordinary Hazard, group 2. (.2 GPM / 1500sf). ESFR heads and draft curtains are not included at this time, as not enough mezzanine framing information is  available.

g.                        Sprinklers below conveyors are excluded, due to lack of conveyor information.

2.                         All work will be designed and installed in accordance with all applicable codes and requirements of the local governing authorities, and referenced design standards and recommended practices:

a.                         2003 International Building Code

b.                        2002 NFPA 13, Sprinkler Systems

c.                         2003 NFPA 20, Centrifugal Fire Pumps

d.                        2002 NFPA 24, Private Fire Service Mains

3.                         FM Global requirements for the sprinkler system design have been included.

4.                         The site loop will be located approximately 40’ from the face of the building. Post indicating valves and building leads will be positioned in islands extending approximately 40’ from the building at maximum practical spacing.

5.               Hose Stations at racks are not included. 2 ½” Hand hose stations at perimeter doors are included.

6.               The burden has been updated to include increased fire protection density beneath the large platform to 33 gpm / 2100 sf.

Section 15B – Warehouse Heating and Ventilating

1.                         We have provided roof mounted, gas fired, make up air heating units to maintain 50 deg F. at 18 deg F. outdoor design winter time temperature. Each unit to be equipped with roof curb, inlet hood with air filters, thermostat, remote control panel, and recirculation feature to avoid over-pressurization. The control panel and thermostats will be located on the column closest to the unit and on the column row closest to the docks.

19

2.                         We have provided cool smoke / summer ventilation system for the entire warehouse area using roof mounted exhaust fans and wall mounted air intake louvers. The design will be based upon approximately 3 air changes per hour of air in the warehouse, based upon the warehouse total volume being filled with approximately 40% product.

3.                         Toilet exhaust systems will be provided for each toilet room per Code requirements.

4.                         The Shipping and Receiving offices will be heated and cooled using roof mounted heating and air conditioning units.

5.                         Gas piping will be extended from the gas meter with minimum five (5) pound gas pressure to the make up air heating units and roof top heating and cooling units (RTU’s). We have assumed that five (5) pound gas pressure is available from the utility. The gas piping riser shall be located inside the building with the remainder of the piping located on the roof.

6.                         The mezzanine level will include 250 Tons of cooling to provide tempered air to the south mezzanine upper floor level. The mezzanine will be enclosed with heavy sheet plastic curtains (by others). The design is based upon maintaining 80 degrees at the upper deck at the outdoor air design temperature of 94 degree dry bulb and 75 degree wet bulb.

7.                         We have included complete system start, check, and balance.

Section 15C – Office Heating and Ventilating

1.                         The office will be heated and cooled with gas fired heating, electric cooling, roof mounted heating and air conditioning units (RTU’s).

2.                         Zone control will be by using variable air volume (VAV) units or by the use of multiple single zone RTU’s. Interior zones will be handled separately from the perimeter zones in either system.

3.                         The computer room will have two separate, ceiling mounted Liebert MiniMate units, each rated at approximately 3 Tons. Each unit will be individually controlled but are not sized for redundancy.

4.                         The front lobby entrance will have an electric cabinet or wall heater.

5.                         Toilet exhaust systems will be provided for each toilet room per code requirements.

6.                         Office design criteria is:

20

a.	Outdoor Temperature	Summer Winter	94°F dry bulb / 75°F wet bulb 20°F

b.	Indoor Temperature dehumidification system	Summer	75°F 50% RH with no separate
		Winter	72°F, no humidification added

7.                         Shell and Core:

a.                          Small single zone constant volume air systems, or variable air volume (VAV) cooling system – package roof mounted, gas fired heating and electric direct expansion cooling units with standard roof curb, gravity relief, modulating gas fired burner, outdoor air dampers, insulated single wall economizer, and electrical disconnect switch, sealed medium pressure duct distribution system with sound lining.

b.                         All ductwork will be sheet metal. Medium pressure mains for the VAV systems, and low pressure for the rest of the duct systems. All ductwork will be constructed to SMACNA guidelines. Thermal and acoustical insulation will be included where required.

c.                          Toilet room exhaust systems – roof mounted exhaust fan, low pressure duct distribution system, and inlet registers.

d.                         All RTU’s will incorporate their own operating controls, and remote space mounted programmable thermostat controllers will be provided for occupant local control.

8.                       Tenant Finishes:

All components of the office HVAC systems are provided as part of the tenant finish allowance.

Section 15D – Plumbing

1.                         Water service to be provided to the building by others.

2.                         All office plumbing to be part of the tenant finish allowance.

3.                         We have included 1,300 lineal feet of overhead water line in our proposal.

4.                         We have included 1,200 If of sanitary lateral extending to the main office and the shipping and receiving offices. Sanitary lines for the future expansion are not included and would require an additional tap at Airport Road.

21

5.                         All interior pipe trenches are to be backfilled with excavated material per the soil engineer’s requirements. All exterior pipe trenches under the paved areas will be backfilled with granular material.

6.                         We have included the following fixtures in the estimate: All remaining plumbing fixtures shall be included as part of the tenant finish allowance.

Description	Quantity
Water Heater (30 gallon)	1
Eye Wash Station	1
Acid Dilution @ battery	1
Exterior Hose bibs	5
Scrubber Dump	1
Floor Drains	12
Interior Roof Drains at Office	4

DIVISION 16 – ELECTRICAL WORK

Section 16A - Site Electric

1.                         We have assumed an underground electrical service to the building.

2.                         Two (2) main pad mounted transformer (2,500 KVA each) shall be located at the building, by the power company. PVC conduits from the transformer to the property line will be provided with manholes as required. Excavation and granular backfill under paved areas shall be included. We have presumed the Power Company will provide the two required services, complete from the property line to and including the transformers.

3.                         The design is based on standard secondary service with the Power Company owning and maintaining the transformer and incoming power lines, and not primary service. An economical layout of poles, lamp sizes, and pole locations will be submitted for review during the design phase.

Section 16B - Site Lighting

1.                         Site lighting shall consist of Twenty-Four (24), 400 watt wall packs and Forty-Eight (48), 30’ pole units with single 1000 watt heads on each. Lighting levels of approximately 0.50 foot candles average shall be maintained in parking areas and drive lanes.

2.                         An allowance of $7,500 is included for added lighting to the Guard Shack.

22

Section 16C - Electrical Distribution

1.                         The main building service will be two (2) 3,000 amp distribution systems at 277/480 Volt, 3 phase, 4 wire. Each transformer will feed a main switchboard which will feed distribution panels, power panels, mechanical equipment, and step down transformers for lighting and receptacles.

2.                         The budget has been updated to include the following:

a.                               Deletion of conduits along perimeter.

b.                              Deletion of power feeds to Compactor, baler, and compressor.

c.                               Addition of 300 general receptacles.

d.                              Deletion of four (4) 600 AMP panels.

e.                               Addition of six (6) 800 AMP panels.

f.                                 Revise conductor to aluminum.

Section 16D - Interior Lighting and Power

1.                         Battery operated or Generator powered egress and exit lights have been included.

2.                         A 500 KW Genset is included for life safety, as required by code.

3.                         Based on limited conveyor electrical requirements, we have included 300 quadplex outlets at perimeter walls and columns.

4.                         General office lighting shall consist of recessed 2’ x 4’ fluorescent troffers with parabolic lenses. Lighting fixtures will be designed in such a pattern as to provide approximately fifty foot (50) candles average maintained at 36” above finish floor in all offices and open office areas. All office lighting shall be included as part of the tenant finish allowance.

5.                         General warehouse lighting shall consist of 6-Tube, T-5 HO light fixtures with motion sensors (at aisles only). The fixtures for the mezzanines will be standard 8’ dual tube surface mounted fluorescent fixtures. Fixtures shall be modular wired and switched to comply with the energy code model. Lighting fixtures will be designed in such a pattern as to provide Thirty (30) foot candles maintained average at 36” above finish floor, at all racking aisles, and Thirty (30) foot candles, maintained average at 36” above finish floor, at all open warehouse areas, including mezzanine.

6.                         Process Power: Owner requirements for conveyors have not yet been determined. This proposal anticipates that 3,000 Amps will be required for all process equipment. This proposal includes an allowance of $325,400 for the following process power and distribution:

a.                         SWBD breakers; feeders (below grade), disconnect switches and connections to equipment / panels but no distribution downstream of the panels provided by the equipment / conveyor supplier.

23

b.                        Distribute power for conveyor equipment to 4 – 600 amp panels. Assume panel locations to be at B-10, B-22, K-8 and K-22.

c.                         Provide a 400 amp, 480 volt feed to a baler located near column line 5-C.

d.                        Provide a 60 amp, 480/3/60 feed to a weatherproof local disconnect for a trash compactor near column line 5, along the North wall. Provide connection to equipment as required when the equipment is set.

e.                         Provide a 200 amp feed to a local disconnect for compressor equipment at the compressor room.

f.                           Provide one length of 4” conduit adjacent to the Shipping and Receiving areas (i.e. Approximately 1,100 l.f. each side) with stubs turned up through the floor slab every 150’.

7.                         The budget has been updated to include the following:

a.          Deletion of conduits along perimeter.

b.          Deletion of power feeds to baler and compressor.

c.          Addition of 300 general receptacles for Dematic Equipment.

d.          Deletion of four (4) 600 AMP panels.

e.          Addition of six (6) 800 AMP panels.

f.                           Revise conductor between the main switchboard  and the 800 AMP distribution panels to aluminum.

g.                        Installation of a concrete pad and conduits for future full power generator. Generator by others asian allowance of $25,000.00.

Section 16E – Mechanical Provisions

1.                         Power wiring to MUA, RTU’s and exhaust fans has been included per the design requirement. Duct mounted smoke detectors will be provided where required to comply with the Code.

Section 16F – Fire Suppression System

1.                         A digital communicator (as part of the fire alarm system) will be provided for the monitoring and supervision of the fire suppression system. Tamper and flow switches will be wired to the communicator for the monitoring of activation.

Section 16G – Fire Alarm System

1.                         A fire alarm system allowance of $68,841 is included.

Section 16H – Specialty Items

1.                         We are assuming that the owner is responsible for the following items:

a.                         Generators and associated gear and transfer switches.

24

b.                        Security systems

c.                       Data/communication/low voltage wiring

d.                       Lightning protection systems

25

Exhibit F

CLARIFICATIONS
The Children’s Place
Ft. Payne, Alabama
December 18, 2006

1.               The building elevations and exterior materials selections are subject to municipal approvals.

2.               We are assuming a construction start date of October 2, 2006, once all clearing and grubbing operations are completed by others.

3.               We are assuming the following site conditions:

a.               2” of topsoil, which will be reused.

b.              All utilities are brought to the building by others.

c.               Existing site is cleared and properly drained.

4.               We are assuming the following foundation conditions:

a.               Compactable existing material.

b.              Typical trench foundation.

c.               Spoils are reusable on site.

d.              On site material for backfill.

5.               We have included the cost for the following professional services:

a.               Landscape Design

b.              Architectural

c.               Interior Architectural

d.              Structural

e.               Civil

f.                 Testing (Glass systems only). Material testing by others.

6.               We have included the following allowances:

a.	Earthwork		$2,462,451.00
b.	Landscape / Irrigation		$150,000.00
c.	Guardhouse		$45,000.00
d.	Rock Trenching		$195,000.00
e.	Materials Testing		$3,500.00
f.	Tenant Improvement Budget		$1,284,000.00
g.	Warehouse office Budget	$	Included in “f” above
h.	Fire Alarm System		$68,841.00

1

i.	Site Contigency	$150,000.00
j	Generator Pad and Conduits	$25,000.00
k.	Process wiring	$343,305.00
l.	Soils Remediation	$431,879.00
m.	Pneumatic Tube Delivery	$30,000.00
n.	Guard Shack Lighting	$7,500.00
o.	Winter Conditions	$300,000.00

7.               We have included the following weather related budgets:

a.	Temporary Roads	$20,596.00
b.	Temporary Utilities	$0.00
c.	Temporary Enclosure/Protection	$0.00

2

Exhibit G

EXCLUSIONS

The Children’s Place
Ft. Payne, Alabama
December 18, 2006

1.               Development impact fees, tap fees, lateral fees, city/governing authority fees, and bonds.

2.               Environmental testing and studies.

3.               Acceleration/deceleration lanes, bike paths, road improvements, Airport Road sidewalks, road bores, or off site utility improvements.

4.               Work associated with hazardous material.

5.               All demolition or removal of existing debris or structures currently on site.

6.               Cost associated with the removal of unforeseen conditions such as hidden foundation, dewatering rock removal, sink holes, and contaminated material.

7.               Export or import of any soils.

8.               Lime Stablization at parking areas.

9.               Wetland mitigation/relocation.

10.         Deep foundations (piers, caissons, piling, etc.).

11.         Concrete shake-on hardener and concrete floor finishes, other than epoxy at the battery charging area.

12.         MFL walls at the West wall.

13.         Furniture or work related to owner supplied equipment.

14.         Smoke and draft curtains.

15.         Generators and associated gear and transfer switches.

16.         Lightning protection systems

17.         Security systems

18.         All work related to communications, data, security systems.

19.         Primary power cost.

20.         Separate utility meters for multiple tenant buildings.

21.         Interior Floor striping .

22.         Exterior overhead door numbering / stenciling.

23.         Premium Time

24.         Winter conditions / Winter Concrete, in excess of $300,000 Allowance.

2

Exhibit H

Contract Document List
Clayco 19500 Victor Parkway	Project # 7-106-010 The Children’s Place / Disney Store 1377 Airport Rd. Fort Payne, AL 35968
Suite 375 Livonia Michigan 48152 734-462-0200 Fax 734-462-1266
Tel: 256-845-1162 Fax: 256-845-1820
Printed on: 1/12/2007

[illegible]	Rev	Rev Date	Title	Notes

C1	10	12/19/2006	Title Sheet	Coordination Set
C2	4	12/19/2006	Specifications Sheet	Coordination Set
C3	4	12/19/2006	Existing Conditions Plan	Coordination Set
C4	4	12/19/2006	Erosion Control Plan	Coordination Set
C5	4	12/19/2006	Erosion Control Details and Specifications	Coordination Set
C6	4	12/19/2006	Overall Site and Grading Plan	Coordination Set
C7	4	12/19/2006	Site & Grading Plan	Coordination Set
C8	4	12/19/2006	Site & Grading Plan	Coordination Set
C9	4	12/19/2006	Site & Grading Plan	Coordination Set
C10	4	12/19/2006	Site & Grading Plan	Coordination Set
C11	4	12/19/2006	Site & Grading Plan	Coordination Set
C12	4	12/19/2006	Site & Grading Plan	Coordination Set
C13	5	12/19/2006	Overall Geometric & Utility Plan	Coordination Set
C14	5	12/19/2006	Geometric Plan	Coordination Set
C15	5	12/19/2006	Geometric Plan	Coordination Set
C16	5	12/19/2006	Geometric Plan	Coordination Set
C17	5	12/19/2006	Geometric Plan	Coordination Set
C18	5	12/19/2006	Geometric Plan	Coordination Set
C19	5	12/19/2006	Geometric Plan	Coordination Set
C20	4	12/19/2006	Construction Details	Coordination Set
C21	4	12/19/2006	Sewer Details	Coordination Set
C22	4	12/19/2006	Sewer Details	Coordination Set
C23	4	12/19/2006	Sewer Details	Coordination Set
C24	3	12/19/2006	Storm Sewer Profiles	Coordination Set
C25	3	12/19/2006	Predevelopment Drainage Area Map	Coordination Set
C26	3	12/19/2006	Post Development Drainage Area Map	Coordination Set
C27	3	12/19/2006	Post Development Drainage Area Map	Coordination Set

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

A0-00	4	12/18/2006	Cover Sheet	Coordination Set
A0-01	6	12/18/2006	Index Sheet	Coordination Set
A0-02	3	12/18/2006	Egress Plan & Code Sheet	Coordination Set
A1-01	4	12/18/2006	Overall Site Plan	Coordination Set
A1-02	4	12/18/2006	Architectural Site Plan	Coordination Set
A1-03	4	12/18/2006	Site Details	Coordination Set

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

A1-04	4	12/18/2006	Enlarged Site Plan	Coordination Set
A1-05	1	10/18/2006	Guardshack Details	Progress Set 4
A2-00	3	12/18/2006	Equipment & Racking Plan	Coordination Set
A2-01	7	12/18/2006	Overall Floor Plan	Coordination Set
A2-02	5	12/18/2006	Mezzanine Plan	Coordination Set
A2-03	5	12/18/2006	Roof Plan	Coordination Set
A2-04	5	12/18/2006	Enlarged Office Roof Plan	Coordination Set
A2-05	3	12/18/2006	Roof Details	Coordination Set
A3-01	4	12/18/2006	Exterior Elevations	Coordination Set
A3-02	3	12/18/2006	Enlarged Elevations	Coordination Set
A3-10	2	12/18/2006	Building Sections	Coordination Set
A3-11	1	12/18/2006	Exterior Details	Coordination Set
A4-01	7	1/7/2007	Enlarged Plans	Revision
A4-02	9	12/27/2006	Enlarged Plans	Plumb. Coordination
A4-03	1	12/18/2006	Enlarged Plans	Coordination Set
A5-01	2	12/18/2006	Interior Elevations	Coordination Set
A5-02	1	12/18/2006	Interior Elevations	Coordination Set
A5-03	1	12/18/2006	Office Interior Elevations	Coordination Set
A5-04	1	12/18/2006	Office Interior Elevations	Coordination Set
A6-01	2	1/7/2007	Reflected Ceiling Plan	Revision
A7-01	2	12/18/2006	Roof Ladder “A”	Coordination Set
A7-02	2	12/18/2006	Roof Ladder “B”	Coordination Set
A8-01	4	12/18/2006	Wall Sections	Coordination Set
A8-02	3	12/18/2006	Wall Sections	Coordination Set
A8-03	3	12/18/2006	Office Wall Sections	Coordination Set
A9-01	4	12/18/2006	Partition Types & Details	Coordination Set
A9-02	4	12/18/2006	Door Schedules & Details	Coordination Set
A9-03	4	12/18/2006	Door Details	Coordination Set
A9-04	4	1/7/2007	Misc. Details	Revision
A10-01	1	12/18/2006	Plan Details	Coordination Set
A11-01	1	12/18/2006	Office Furniture Plan	Coordination Set

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

S1-1	7	12/18/2006	General Notes	Coordination Set
S1-2	5	12/18/2006	General Notes	Coordination Set
S1-3	5	12/18/2006	Typical Sections & Details	Coordination Set
S1-4	6	12/18/2006	Typical Sections & Details	Coordination Set
S2-1	7	1/3/2007	Foundation Plan Area “A”	Loader/Unloader Revision
S2-2	7	1/3/2007	Foundation Plan Area “B”	Loader/Unloader Revision
S2-3	8	12/18/2006	Roof Framing Plan Area “A”	Coordination Set
S2-4	7	12/18/2006	Roof Framing Plan Area “B”	Coordination Set
S2-5	6	12/18/2006	Enlarged Office Roof Framing Plan	Coordination Set
S2-6	4	12/18/2006	Roof Deck Attachment Plan	Coordination Set
S2-7	2	11/10/2006	Guard House Plans & Details	Revise Entire Sheet
S3-1	5	12/18/2006	Foundation Details	Coordination Set
S3-2	2	1/3/2007	Foundation Details	Loader/Unloader Revision

Dwg No.	Rev.	Rev Date	Title	Notes

S4-1	5	12/18/2006	Framing Sections	Coordination Set
S4-2	2	12/18/2006	Framing Sections	Coordination Set
S4-3	2	12/18/2006	Framing Sections	Coordination Set
S5-1	6	12/18/2006	Column Schedule & Details	Coordination Set
S6-1	5	12/18/2006	Braced Frame Elevations & Details	Coordination Set

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

T1-1	1	12/18/2006	Panel Layout Plan	Coordination Set
T1-2	1	12/18/2006	Panel Layout Plan	Coordination Set
T2-1	1	12/18/2006	Typical Sections and Details	Coordination Set
T3-1	1	12/18/2006	Wall Elevation Line A	Coordination Set
T3-2	3	12/18/2006	Wall Elevation Line A	Coordination Set
T3-3	1	12/18/2006	Wall Elevation Line A	Coordination Set
T3-4	1	12/18/2006	Wall Elevation Line L	Coordination Set
T3-5	1	12/18/2006	Wall Elevation Line L	Coordination Set
T3-6	1	12/18/2006	Wall Elevation Line L	Coordination Set
T3-7	1	12/18/2006	Wall Elevation Line 27	Coordination Set
T3-8	1	12/18/2006	Wall Elevation Line 4	Coordination Set
T3-9	3	12/18/2006	Office Wall Elevations	Coordination Set
T4-1	1	12/18/2006	Panel Reinforcing Details	Coordination Set
T4-2	1	12/18/2006	Panel Reinforcing Details	Coordination Set
T4-3	0	12/18/2006	Panel Reinforcing Details	Coordination Set

Fire Protection	[illegible]	[illegible]	[illegible]	[illegible]

FP-1.1	1	12/14/2006	Fire Protection Zones 1, 2, & 3	Submittal #1
FP-1.2	1	12/14/2006	Fire Protection Zones 4, 5, 6, & 7	Submittal #1
FP-1.3	1	12/14/2006	Fire Protection Zones 8 & 9	Submittal #1
FP-1.4	1	12/14/2006	Fire Protection Zones 10 & 11	Submittal #1
FP-1.5	1	12/14/2006	Fire Protection Zones 12, 13, & 14	Submittal #1
FP-1.6	1	12/14/2006	Fire Protection Zones 15, 16, 17, & 18	Submittal #1
FP-2.0	0	12/14/2006	Fire Protection Notes and Details	Submittal #1
FP-4.0	0	12/14/2006	Fire Pump Room Layout	Submittal #1
FP-UG	2	12/12/2006	Fire Protection Site Plan	Warehouse CD

Mechanical	[illegible]	[illegible]	[illegible]	[illegible]

M0-00	1	12/13/2006	Mechanical Symbols & Legends	Permits
M1-01	1	12/13/2006	Overall Mechanical HVAC Plan	Permits
M1-02	1	12/13/2006	Mezzanine Mechanical HVAC Plan	Permits
M1-03	1	12/13/2006	Enlarged Mechanical HVAC Plans	Permits
M1-04	1	12/13/2006	Roof Mechanical HVAC Plan	Permits
M2-00	1	12/13/2006	Overall Sanitary Plumbing Plan	Permits
M2-01	1	12/13/2006	Overall Domestic Plumbing Plan	Permits
M2-02	1	12/13/2006	Enlarged Sanitary Plumbing Plans	Permits
M2-03	1	12/13/2006	Enlarged Domestic Plumbing Plans	Permits
M2-04	1	12/13/2006	Enlarged Storm Plumbing Plan	Permits
M2-05	0	12/13/2006	Roof Plumbing Plan	Permits
M3-01	1	12/13/2006	Mechanical HVAC Schedules	Permits

Dwg No.	Rev.	Rev Date	Title	Notes

M3-02	1	12/13/2006	Plumbing Schedules	Permits
M4-01	0	12/13/2006	Mechanical HVAC Details	Permits
M4-02	0	12/13/2006	Plumbing Details	Permits

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

ES-1	0	12/12/2006	Electrical Site Plan	Coordination Set
E-00	0	12/12/2006	Overall Lighting Plan	Coordination Set
E-01	0	12/12/2006	Overall Power Plan	Coordination Set
E-02	0	12/12/2006	Overall HVAC Power Plan	Coordination Set
E-1	0	12/12/2006	Area A Lighting Plan	Coordination Set
E-2	0	12/12/2006	Area B Lighting Plan	Coordination Set
E-3	0	12/12/2006	Area C Lighting Plan	Coordination Set
E-4	0	12/12/2006	Area D Lighting Plan	Coordination Set
E-5	0	12/12/2008	Mezzanine North and South Lighting Plan	Coordination Set
E-6	0	12/12/2006	Area A Power Plan	Coordination Set
E-7	0	12/12/2006	Area B HVAC Power Plan	Coordination Set
E-8	0	12/12/2006	Area C HVAC Power Plan	Coordination Set
E-9	1	12/12/2006	Area D HVAC Power Plan	Coordination Set
E-10	1	12/12/2006	One Line Diagram and Legend	Coordination Set
E-11	0	12/12/2006	Panel Schedules	Coordination Set

CHILDREN’S PLACE DISTRIBUTION FACILITY	CLAYCO, INC	December 18, 2006
FORT PAYNE, ALABAMA	CONTRACT SCHEDULE	Exhibit “I”

[GRAPHIC]

1

CHILDREN’S PLACE DISTRIBUTION FACILITY	CLAYCO, INC	December 18, 2006
FORT PAYNE, ALABAMA	CONTRACT SCHEDULE	Exhibit “I”

[GRAPHIC]

2

CHILDREN’S PLACE DISTRIBUTION FACILITY	CLAYCO, INC	December 18, 2006
FORT PAYNE, ALABAMA	CONTRACT SCHEDULE	Exhibit “I”

[GRAPHIC]

3

Exhibit K

005
1/4/2007
12/31/2006
7-106-010

1	Earthwork	2,979,778	1,571,525	898,277	2,469,802	83	509,976	246,980
2	Rock Excavation	2,082,000	1,247,655	280,812	1,528,467	73	553,533	152,847
3	Asphalt	2,940,070	0		0	0	2,940,070	0
4	Site Concrete	734,233	0		0	0	734,233	0
5	Site Utilities	744,658	0		0	0	744,658	0
6	Guard House	45,000	0		0	0	45,000	0
	Pnuematic Tube to Guard House	30,000
7	Flag Pole	5,227	0		0	0	5,227	0
8	Fencing	115,470	0		0	0	115,470	0
9	Landscape and Irrigation	150,000	0		0	0	150,000	0
10	Cast In Place Concrete	761,297	151,367	438,898	590,265	78	171,032	59,027
11	Concrete Flatwork	2,281,761	0	250,000	250,000	11	2,031,761	25,000
12	Floor Sealer	434,005	0		0	0	434,005	0
13	Concrete Wall Panels	1,678,605	0	256,651	256,651	15	1,421,954	25,665
14	Masonry	61,452	0		0	0	61,452	0
15	Structural Steel	3,965,679	485,097	105,858	590,955	15	3,374,724	59,096
17	Rough Carpentry	72,114	0		0	0	72,114	0
19	Roofing	1,607,262	0		0	0	1,607,262	0
20	Sealants	52,513	0		0	0	52,513	0
21	Doors, Frames and Hardware	55,862	0		0	0	55,862	0
22	Overhead Doors	105,500	0		0	0	105,500	0
23	Glass and Glazing	198,522	0		0	0	198,522	0
24	Drywall	8,488	0		0	0	8,488	0

1

25	Painting	211,317	0			0	0	211,317	0
26	Miscellaneous Specialties	11,021	0			0	0	11,021	0
27	Dock Equipment	279,629	0			0	0	279,629	0
29	Fire Protection	1,101,099	0			0	0	1,101,099	0
30	Plumbing	199,755	8,000	79,405		87,405	44	112,350	8,741
31	HVAC	945,346	13,500	8,100		21,600	2	923,746	2,160
32	Electrical	3,216,505	10,000	49,400		59,400	2	3,157,105	5,940
33	TI Allowance	1,284,000	0			0	0	1,284,000	0
34	Architectural and Engineering Svc	488,877	308,167	63,250		371,417	76	117,460	37,142
35	Insurance	316,500	43,675			43,675	14	272,825	4,367
37	Site Contingency	150,000	0			0	0	150,000	0
38	General Conditions	1,081,593	234,574	84,642		319,216	30	762,377	31,922
39	Clayco Overhead & Profit	1,594,841	220,075	130,790		350,865	22	1,243,976	35,087

40	TOTAL	31,989,979	4,293,635	2,646,083	0	6,939,718	22	25,020,261	693,972

2